                                                                  Exhibit (d)(1)
                                                                  EXECUTION COPY


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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        FOUR SEASONS HEALTH CARE LIMITED,

                            DELTA I ACQUISITION, INC.

                                       AND

                              OMEGA WORLDWIDE, INC.

                            Dated as of August 1, 2002



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

                                TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----
ARTICLE I     DEFINITIONS...............................................................................2

    Section 1.1  Defined Terms..........................................................................2
    Section 1.2  Additional Defined Terms...............................................................5
    Section 1.3  Construction...........................................................................7
    Section 1.4  Knowledge..............................................................................8

ARTICLE II    THE OFFER.................................................................................8

    Section 2.1  The Offer..............................................................................8
    Section 2.2  Company Actions.......................................................................10
    Section 2.3  Composition of the Board of Directors.................................................11

ARTICLE III   THE MERGER...............................................................................13

    Section 3.1  The Merger............................................................................13
    Section 3.2  Conversion of Stock...................................................................13
    Section 3.3  Surrender of Certificates.............................................................13
    Section 3.4  Payment...............................................................................14
    Section 3.5  No Further Rights of Transfers........................................................15
    Section 3.6  Stock Option and Other Plans..........................................................15
    Section 3.7  Charter of the Surviving Corporation..................................................16
    Section 3.8  Bylaws of the Surviving Corporation...................................................16
    Section 3.9  Directors and Officers of the Surviving Corporation...................................16
    Section 3.10 Closing...............................................................................17
    Section 3.11 Withholding Rights....................................................................17

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................17

    Section 4.1  Due Incorporation, Good Standing and Corporate Power..................................17
    Section 4.2  Authorization and Validity of this Agreement..........................................18
    Section 4.3  Capitalization........................................................................18
    Section 4.4  Consents and Approvals; No Violations.................................................19
    Section 4.5  Company Reports and Financial Statements..............................................20
    Section 4.6  Absence of Certain Changes............................................................20
    Section 4.7  Title to Properties; Encumbrances.....................................................21
    Section 4.8  Compliance with Laws..................................................................21
    Section 4.9  Litigation............................................................................22
    Section 4.10 Employee Benefit Plans................................................................22
    Section 4.11 Employment Relations and Agreements...................................................27
    Section 4.12 Taxes.................................................................................28
    Section 4.13 Liabilities...........................................................................30
    Section 4.14 Intellectual Property.................................................................30
    Section 4.15 Proxy Statement; Offer Documents and Schedule 14D-9...................................30

                                      (i)


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
    Section 4.16 Broker's or Finder's Fee; Expenses....................................................31
    Section 4.17 Certain Contracts and Arrangements....................................................31
    Section 4.18 Environmental Laws and Regulations....................................................32
    Section 4.19 State Takeover Statutes; Appraisal Rights.............................................34
    Section 4.20 Voting Requirements...................................................................34
    Section 4.21 Rights Agreement......................................................................34
    Section 4.22 Opinion of Financial Advisor..........................................................34
    Section 4.23 Insurance.............................................................................35
    Section 4.24 Stock Options.........................................................................35

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.........................................35

    Section 5.1  Due Organization, Good Standing and Corporate Power...................................35
    Section 5.2  Authorization and Validity of Agreement...............................................35
    Section 5.3  Consents and Approvals; No Violations.................................................36
    Section 5.4  Offer Documents, Schedule 14D-9 and Proxy Statement...................................36
    Section 5.5  Sub's Operations......................................................................37
    Section 5.6  Funds.................................................................................37
    Section 5.7  PHFL Offer............................................................................37
    Section 5.8  Brokers...............................................................................37
    Section 5.9  Litigation............................................................................37

ARTICLE VI    TRANSACTIONS PRIOR TO CLOSING DATE.......................................................37

    Section 6.1  Access to Information Concerning Properties and Records...............................37
    Section 6.2  Confidentiality.......................................................................38
    Section 6.3  Conduct of the Business of the Company Pending the Closing Date.......................38
    Section 6.4  Company Stockholders' Meeting; Preparation of Proxy Statement; Short Form Merger......42
    Section 6.5  Commercially Reasonable Efforts; Parent and Sub Agreements............................43
    Section 6.6  No Solicitation of Other Offers.......................................................44
    Section 6.7  Notification of Certain Matters.......................................................47
    Section 6.8  Antitrust Laws........................................................................47
    Section 6.9  Directors' and Officers' Insurance....................................................48
    Section 6.10 Rights Agreement......................................................................49
    Section 6.11 Public Announcements..................................................................49
    Section 6.12 Employee Arrangements.................................................................50

ARTICLE VII   CONDITIONS PRECEDENT.....................................................................50

    Section 7.1  Conditions Precedent to Each Party's Obligation to Effect the Merger..................50

ARTICLE VIII  TERMINATION AND ABANDONMENT..............................................................51

    Section 8.1  Termination...........................................................................51
    Section 8.2  Effect of Termination.................................................................53

                                      (ii)

ARTICLE IX    MISCELLANEOUS............................................................................54

    Section 9.1  Fees and Expenses.....................................................................54
    Section 9.2  Representations and Warranties........................................................55
    Section 9.3  Extension; Waiver.....................................................................56
    Section 9.4  Notices...............................................................................56
    Section 9.5  Entire Agreement......................................................................57
    Section 9.6  Binding Effect; Benefit; Assignment...................................................57
    Section 9.7  Amendment and Modification............................................................57
    Section 9.8  Further Actions.......................................................................58
    Section 9.9  Headings..............................................................................58
    Section 9.10 Counterparts..........................................................................58
    Section 9.11 APPLICABLE LAW........................................................................58
    Section 9.12 Severability..........................................................................58
    Section 9.13 Specific Enforcement..................................................................59
    Section 9.14 Waiver of Jury Trial..................................................................59


ANNEXES:
-------

Annex A - Tender Offer Conditions


                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of August 1, 2002
(this "AGREEMENT"), by and among FOUR SEASONS HEALTH CARE LIMITED, a private limited company organized under the laws of England and Wales ("PARENT"), DELTA I ACQUISITION, INC., a corporation organized under the laws of Delaware and a wholly-owned subsidiary of Parent ("SUB"), and OMEGA WORLDWIDE, INC., a corporation organized under the laws of Maryland (the "COMPANY").


                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent through the acquisition of all of the issued and outstanding shares of common stock, par value $0.10 per share (the "COMMON STOCK"), of the Company (including the associated Preferred Stock Purchase Rights (the "RIGHTS" and, together with the Common Stock, the "SHARES") issued pursuant to the Rights Agreement, dated as of April 2, 1998, by and between the Company and First Chicago Trust Company of New York, as amended by the First Amendment to Rights Agreement dated July 17, 2002, and the Second Amendment to Rights Agreement dated as of the date hereof, in each case between the Company and Equiserve Trust Company, N.A., successor to First Chicago Trust Company of New York ("the "RIGHTS AGREEMENT"));

                  WHEREAS, in contemplation of the acquisition of the Company by Parent, it is proposed that Parent shall cause Sub to make a tender offer (as such may be amended from time to time as permitted by this Agreement, the "OFFER") to purchase, on the terms and subject to the conditions of this Agreement, all of the Common Stock at a price of U.S. $3.32 per Share net to the seller in cash (the "OFFER PRICE");

                  WHEREAS, on the terms and subject to the conditions of this Agreement, following the acquisition of Shares pursuant to the Offer, Sub shall be merged (the "MERGER") with and into the Company with the Company surviving in accordance with the Maryland General Corporation Law ("MGCL") and the Delaware General Corporation Law ("DGCL"), pursuant to which each outstanding Share shall be converted into the right to receive the Offer Price;

                  WHEREAS, Parent and Sub are unwilling to enter into this Agreement unless certain holders of Shares, concurrently with the execution and delivery of this Agreement, enter into a tender and option agreement and irrevocable proxy (each, a "TENDER AND VOTING AGREEMENT") by and among Parent, Sub and such holders of Shares providing for, among other things, the agreement of such holders of Shares to tender their Shares into the Offer, and to vote all Shares owned by such holders of Shares in favor of the Merger, subject to the terms and conditions stated therein;

                  WHEREAS, Parent and Sub are unwilling to enter into this Agreement unless the holder of Series C Preferred Shares of the Company (the "PREFERRED SHARES"), concurrently with the execution and delivery of this Agreement, enters into a stock purchase agreement which shall include a voting agreement (the "PREFERRED STOCKHOLDER AGREEMENT" together with the Tender and Voting Agreements, the "STOCKHOLDERS AGREEMENTS") by and among Parent, Sub and the holder of Preferred Shares providing for, among other things, the agreement of such holder of Preferred Shares to sell its Preferred Shares and, together with the Tender and Voting Agreement applicable to such holder, to vote all Shares owned by such holder of Preferred Shares in favor of the Merger;

                  WHEREAS, the Board of Directors of the Company has appointed from its members a Special Committee (the "SPECIAL COMMITTEE") and the Special Committee has considered the Offer, the Merger and the transactions contemplated hereby and has unanimously determined that the Offer and the Merger are fair to and in the best interests of the Company and the holders of Shares and has determined that the Offer and Merger are advisable, and has unanimously recommended that the Board of Directors of the Company approve the Offer, the Merger, this Agreement and the transactions contemplated hereby;

                  WHEREAS, the Board of Directors of the Company (i) has unanimously determined that the Offer and the Merger are fair to and in the best interests of the Company and the holders of Shares, and has declared that the Offer and the Merger are advisable, (ii) has unanimously approved the Offer, the Merger, the Stockholders Agreements and this Agreement and (iii) has unanimously resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer and that the stockholders of the Company approve the Merger, this Agreement and the transactions contemplated hereby;

                  WHEREAS, the respective Boards of Directors of Parent and Sub have approved the Merger, this Agreement and the transactions contemplated thereby;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has entered into a Share Option Agreement (the "OPTION AGREEMENT"), dated as of the date hereof, with Parent and Sub; and

                  WHEREAS, in connection with, and as a condition to, the acquisition of the Company by Parent, an Affiliate of Parent has agreed to make an offer (the "PHFL OFFER") upon substantially the terms, in all material respects, set out in the draft offer document dated the date hereof (the "PHFL OFFER DOCUMENT"), to acquire all of the issued and outstanding shares and warrants to acquire shares of Principal Healthcare Finance Limited, a company organized under the laws of Jersey, in the Channel Islands ("PHFL"), other than those held by the Company.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties intending to be legally bound, hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.1 DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings specified therefor below.

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                  "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person, and shall include, in the case of the Company, PHFT and PHFL and its Subsidiaries; PROVIDED that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise; PROVIDED, FURTHER, that for purposes of Article VI, the obligation of the Company, and the obligation of the Company to cause its Affiliates, to take or refrain from taking any action with respect to PHFT or PHFL shall apply only to the extent of the Company's control of PHFL as a shareholder or unitholder, as the case may be, of PHFT or PHFL, pursuant to the Company's participation in the Board of Directors of PHFT or PHFL (consistent with any such directors' fiduciary duties), if any, or pursuant to the Company's contractual arrangements with PHFT or PHFL (it being understood and agreed that notwithstanding anything herein to the contrary, where there is a conflict between the obligations of the Company hereunder and the obligations of the Company or Omega (UK) Limited under the terms of any advisory agreement between, on the one hand, PHFL or a Subsidiary of PHFL and, on the other hand, the Company or Omega (UK) Limited, then neither the Company nor Omega (UK) Limited shall be required to take any action that would give rise to a breach of such agreement by the Company or Omega (UK) Limited or to omit to take any action that would give rise to such a breach).

                  "Antitrust Authorities" shall mean the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States, the Office of Fair Trading in the United Kingdom and the Competition Commission, the Australian Competition and Consumer Commission and any other Governmental Entity having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

                  "Antitrust Laws" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Fair Trading Act 1973, as amended, the Competition Act 1998, the Australian Foreign Acquisitions and Takeovers Act 1975, the Australian Trade Practices Act of 1974, the New Zealand Commerce Act of 1986, and all other U.S. and non-U.S. federal, state, municipal, provincial and other statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

                  "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York and/or London, England.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

                  "Commission" shall mean the U.S. Securities and Exchange Commission.

                  "Competition Commission" shall mean the U.K. Competition Commission.

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                  "Completed Commission Filings" shall mean the Commission
Filings filed prior to the date hereof.

                  "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "GAAP" shall mean generally accepted accounting principles of the United States of America consistently applied, as in effect from time to time.

                  "Governmental Entity" shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean any of the following (i) U.S. and non-U.S. patents, and applications for either, (ii) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks, (iii) registered and unregistered copyrights and mask works, and applications for registration of either, (iv) internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites, (v) trade secrets and proprietary information not otherwise listed in (i) through (iv) above, including, without limitation, unpatented inventions, invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded and (vi) any good will associated with any of the foregoing.

                  "Material Adverse Effect", with respect to any Person, shall mean any event, change, occurrence, effect, fact, violation or circumstance having a material adverse effect on (i) the ability of such Person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or thereby on a timely basis or (ii) the business, assets, liabilities, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether a Material Adverse Effect has occurred or may occur:
(a) the effect of changes that are generally applicable to the nursing home or healthcare industries, (b) any material changes in the financial, banking, currency or capital markets in general which, in each case, do not adversely affect the Company more disproportionately than other entities in the same or similar lines of business or (c) solely for the purpose of clause (h) of Annex A, such items specifically set forth on the Company Disclosure

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Letter other than any material change with respect to such items disclosed thereon as of the date hereof.

                  "Person" shall mean and include an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity.

                  "PHFT" shall mean each of Beheer-en-Beleggingsmaats Chappij Dilava B.V., Beheer-en-Beleggingsmaats Chappij Rocla B.V., Principal Healthcare Finance Unit Trust No. 3 and Principal Healthcare Finance Unit Trust No. 4 and each of their respective subsidiaries, including, without limitation, Principal Healthcare Finance Trust, Principal Healthcare Finance Unit Trust No. 1, Principal Healthcare Finance Unit Trust No. 2, Principal Healthcare Finance Trust No. 2, and Principal Healthcare Finance (NZ) Limited, Principal Healthcare Finance No.2 Pty Limited, Principal Healthcare Finance Pty Limited, PHF No.1 Management Pty Limited, PHF No.3 Management Pty Limited, PHF No.2 Pty Limited, PHF No.1 Pty Limited, Omega (Australia) Pty Limited and Principal Healthcare Finance No. 3 Pty Limited.

                  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

                  "Subsidiary", with respect to any Person, shall mean and include (i) any partnership of which such Person or any of its Subsidiaries is a general partner, and (ii) any other entity in which such Person or any of its Subsidiaries owns or has the power to vote fifty percent (50%) or more of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity; PROVIDED, however, that the term "Subsidiary," in the case of the Company shall specifically include PHFT and PHFL and its Subsidiaries; PROVIDED, FURTHER, that for purposes of Article VI, the obligation of the Company, and the obligation of the Company to cause its Subsidiaries, to take or refrain from taking any action with respect to PHFT or PHFL shall apply only to the extent of the Company's control of PHFT or PHFL as a shareholder or unitholder, as the case may be, of PHFT and PHFL, pursuant to the Company's participation in the Board of Directors of PHFL or PHFT (consistent with any such directors' fiduciary duties), if any, or pursuant to the Company's contractual arrangements with PHFT or PHFL, as the case may be (it being understood and agreed that notwithstanding anything herein to the contrary, where there is a conflict between the obligations of the Company hereunder and the obligations of the Company or Omega (UK) Limited under the terms of any advisory agreement between, on the one hand, PHFL or a subsidiary of PHFL and, on the other hand, the Company or Omega (UK) Limited, then neither the Company nor Omega (UK) Limited shall be required to take any action that would give rise to a breach of such agreement by the Company or Omega (UK) Limited or to omit to take any action that would give rise to such a breach); and PROVIDED, FINALLY, that for purposes of Article IV, the term "Subsidiary" shall only include PHFL and its Subsidiaries with respect to Sections 4.3, 4.6, 4.8, 4.9, 4.10(j), 4.13, 4.14(b), 4.17 and 4.18.

                  Section 1.2 ADDITIONAL DEFINED TERMS. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the section indicated below.

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

DEFINED TERM                           SECTION             DEFINED TERM                     SECTION
------------                           -------             ------------                     -------
Acquisition Proposal                   6.6(b)              Offer Completion Date            8.1(d)
Agreement                              Preamble            Offer Documents                  2.1(b)
Antitrust Condition                    Annex A             Offer Price                      Second Recital
ANZ Interests                          4.10(k)             Offer to Purchase                2.1(b)
Articles of Merger                     3.1(a)              "on a fully diluted basis"       Annex A
Bylaws                                 2.3(c)              Options                          3.6(a)
Cash Payment                           3.6(a)              Parent                           Preamble
Certificate of Merger                  3.1(a)              Parent Designees                 2.3(a)
Certificates                           3.3(a)              Paying Agent                     3.3(a)
Charter                                2.2(b)              Payment Fund                     3.4
Claims                                 4.18(b)             Permits                          4.8(b)
Closing                                3.10                Permitted Investments            3.4
Closing Date                           3.10                PHFL                             Tenth Recital
Commission Filings                     4.5                 PHFL Documents                   5.7
Common Stock                           First Recital       PHFL Offer                       Tenth Recital
Company                                Preamble            PHFL Offer Condition             Annex A
Company Disclosure Letter              4.1                 PHFL Offer Document              Seventh  Recital
Company Property                       4.18(b)             Pre-Closing Period               4.12(b)
Confidentiality Agreement              6.2                 Preferred Shares                 Sixth Recital
Continuing Directors                   2.3(c)              Preferred Stockholder Agreement  Sixth Recital
Contracts                              4.17(a)             Proxy Statement                  6.4(b)
DGCL                                   Third Recital       "Release" or "Released"          4.18(b)
Effective Time                         3.1(a)              Returns                          4.12(a)
Employee Benefit Plans                 4.10(a)             Rights                           First Recital
Environmental Claims                   4.18(b)             Rights Agreement                 First Recital
Environmental Law                      4.18(b)             Schedule 14D-9                   2.2(c)
ERISA                                  4.10(a)             Schedule TO                      2.1(b)
Hazardous Materials                    4.18(b)             Shares                           First Recital
Heads of Agreement                     6.2                 Special Committee                Sixth Recital
Immigration Laws                       4.11                Stock Incentive Plans            3.6(a)

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

DEFINED TERM                           SECTION             DEFINED TERM                     SECTION
------------                           -------             ------------                     -------
Indemnification Agreements             6.9(b)              Stock Plans                      3.6(a)
Indemnified Parties                    6.9(c)              Stockholders Agreement           Sixth Recital
Initial Expiration Date                2.1(a)              Stockholders' Meeting            6.4(a)
Irrevocable Instruments                5.7                 Sub                              Preamble
Letter of Transmittal                  2.1(b)              Subsequent Offer Period          2.1(a)
Lien                                   4.3                 Superior Proposal                6.6(b)
Loan Agreement                         5.6
Material Contracts                     4.17(a)             Surviving Corporation            3.1(b)
Merger                                 Third Recital       Taxes                            4.12(a)
Merger Consideration                   3.2(a)              Tender Offer Conditions          2.1(a)
MGCL                                   Third Recital       Termination Date                 8.1(b)
Minimum Condition                      Annex A             UK Companies                     4.10(j)
NASDAQ                                 6.11                UK Employee                      4.10(j)
NLRB                                   4.11                Voting Period                    6.5(b)
Offer                                  Second Recital      WARN                             4.11


                  Section 1.3 CONSTRUCTION. In this Agreement, unless the context otherwise requires:


                  (a) any reference in this Agreement to "writing" or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

                  (b) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

                  (c) references to Articles, Sections, Exhibits, Schedules and Recitals are references to articles, sections, exhibits, schedules and recitals of this Agreement;

                  (d) reference to "day" or "days" are to calendar days;

                  (e) the table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

                  (f) this "Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

                  (g) "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import.

                  Section 1.4 KNOWLEDGE. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, such knowledge shall mean the actual knowledge, after due and diligent inquiry as to the matters that are the subject of such representation and warranty, of the following individuals: Ronald S. Elder, Graham Elliott, Mark D. Gosling, John Murphy, Graham Sizer, John Storey and Chee Jap. The parties understand and agree that for purposes of determining "knowledge" herein, (a) since July 1, 2001 neither the Company nor the foregoing individuals have been involved in, or been regularly or consistently informed of, determinations by, or activities by or on behalf of, the board of directors of PHFL and "due and diligent inquiry" shall not require inquiries of such members of the board of directors of PHFL and (b) for purposes of the representations and warranties set forth in Section 4.18, with respect to each Company Property of PHFL, Idun Health Care Limited and their respective Subsidiaries, "due and diligent inquiry" shall not require environmental surveys of any such Company Property or a review of the files of the Company pertaining to any such Company Property but shall require disclosure of facts or circumstances of which the Company otherwise has knowledge.


                                   ARTICLE II

                                    THE OFFER

                  Section 2.1 THE OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and so long as none of the events set forth on ANNEX A hereto (the "TENDER OFFER CONDITIONS") shall have occurred and are continuing, as promptly as practicable after the date of this Agreement, Sub shall and Parent shall cause Sub to, commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer as promptly as reasonably practicable (but in no event later than five (5) Business Days after the first public announcement of this Agreement by the Company). The initial expiration date of the Offer shall be the twentieth Business Day from and after the date the Offer is commenced (the "Initial Expiration Date"). The obligation of Sub to accept for payment and to pay for any Shares tendered shall be subject to the Tender Offer Conditions, any of which may be waived by Parent or Sub in whole or in part in their sole discretion; PROVIDED, HOWEVER, that Sub shall not waive the Minimum Condition without the prior consent of the Company. Parent and Sub expressly reserve the right to modify the terms of the Offer, including, without limitation, to extend the Offer beyond any scheduled expiration date; PROVIDED, HOWEVER, that neither Parent nor Sub shall, without the prior written consent of the Company, (i) reduce the number of Shares subject to the Offer or waive the Minimum Condition,
(ii) reduce the Offer Price, (iii) impose any additional conditions to the Offer, (iv) change the form of consideration payable in the Offer or (v) make any change to the terms of the Offer (including the Tender Offer Conditions) which is materially adverse in any manner to the holders of the Shares. Subject to the prior satisfaction or waiver of the Tender Offer Conditions, Sub shall, and Parent shall cause Sub to, accept for payment and pay for, in accordance with the terms of the Offer, the Shares which have been validly tendered and not withdrawn at or prior to the expiration of the Offer promptly after the expiration of the Offer and in any event no later than three
(3) Business Days following the expiration of the Offer. Parent shall provide or cause to be provided to Sub on a timely basis funds sufficient to accept for payment and pay for any and all Shares that Sub becomes obligated to accept for payment and pay for pursuant to the Offer. Parent and Sub shall have the right, in their sole discretion, to extend the expiration date of the Offer, from time to time, for successive periods of up to twenty (20) Business Days each, but in no event, later than the Termination Date, if the Tender Offer Conditions have not been met. If on any scheduled expiration date of the Offer, the Offer would have expired without any Shares being purchased because the Tender Offer Conditions have not been met, Parent and Sub shall, at the request of the Company (subject always to the terms and conditions of this Agreement), extend the expiration date of the Offer, from time to time, for successive periods of up to twenty (20) Business Days each (but in no event later than the Termination
Date) unless such conditions are not capable of being satisfied prior to the Termination Date. In addition, notwithstanding anything in this Section 2.1(a) to the contrary, if not already disclosed in the Offer to Purchase, Parent and Sub may amend the Schedule TO to permit the announcement of a subsequent offering period (as such term is defined in Rule 14d-1 promulgated under the Exchange Act (the "SUBSEQUENT OFFER PERIOD")) to the Offer, and Sub may include a Subsequent Offer Period to the Offer for up to a maximum of twenty (20) Business Days.

                  (b) The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") subject only to the Tender Offer Conditions. As soon as reasonably practicable on the date the Offer is commenced, Parent and Sub shall file with the Commission a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "SCHEDULE TO") with respect to the Offer. The Schedule TO shall contain (included as an exhibit) or shall incorporate by reference the Offer to Purchase and the related letter of transmittal (the "LETTER OF TRANSMITTAL") and summary advertisement, as well as all other information and exhibits required by law (which Schedule TO, Offer to Purchase, Letter of Transmittal, summary advertisement and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "OFFER DOCUMENTS") which shall be mailed promptly to holders of Shares. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the Commission. The Offer Documents (i) shall comply in all material respects with the provisions of applicable federal securities laws and
(ii) on the date filed with the Commission and the date first published, sent or given to the holders of the Shares, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made, except that no representation is made by Parent or Sub with respect to any information supplied by the Company in writing expressly for inclusion in the Offer Documents. Each of Parent and Sub, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that the Offer Documents shall be, or shall have become, false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the Commission and the other Offer Documents as so corrected to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Sub agrees to provide the Company and its counsel with information with respect to any oral comments and with copies of any written comments Parent and Sub or their counsel may receive from the Commission or its staff with respect to the Offer Documents promptly after the receipt of such comments. Parent and Sub shall use their commercially reasonable efforts to respond to such comments promptly and shall provide the Company and its counsel an opportunity to participate in the response of Parent or Sub to such comments, including the opportunity to participate with Parent and Sub or their counsel in any discussions with the Commission or its staff.

                  Section 2.2 COMPANY ACTIONS. The Company hereby consents to the Offer and the Merger and represents and warrants that:

                  (a) The Special Committee has considered the Offer, the Merger and the transactions contemplated hereby and has unanimously determined that the Offer and the Merger are fair to and in the best interests of the Company and the holders of Shares and has determined that the Offer and Merger are advisable, and has unanimously recommended that the Board of Directors of the Company approve the Offer, the Merger, this Agreement and the transactions contemplated hereby.

                  (b) Its Board of Directors (at a meeting duly called and held) by unanimous vote has (i) determined that each of the Offer and the Merger is fair to, and in the best interests of, the Company and the holders of Shares, (ii) declared that the Offer and the Merger are advisable, (iii) approved the Offer, the Merger, the Stockholders Agreements, the Option Agreement and this Agreement in accordance with the provisions of the MGCL, (iv) recommended acceptance of the Offer and approval of the Merger, this Agreement and the transactions contemplated hereby by the stockholders of the Company, and (v) taken all other action necessary to render (and has refrained from taking any action which would not render) inapplicable to the Offer, the Merger, the Stockholders Agreements and this Agreement and to the transactions contemplated hereby and thereby, (x) Subtitles 6 and 7 of Title 3 of the MGCL, (y) Section 6.7 of the Company's charter (the "CHARTER") and
         (z) the Rights Agreement and the Rights.

                  (c) The Company shall file with the Commission, as soon as practicable on the date of the commencement of the Offer, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE L4D-9"), containing the recommendations referred to in clause (a)(iv) of this
         Section 2.2, and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act. Parent and Sub and their counsel shall be given reasonable opportunity to review and comment upon the Schedule l4D-9 prior to its filing with the Commission. The Schedule 14D-9 (i) shall comply in all material respects with the provisions of applicable federal securities laws and (ii) on the date filed with the Commission and on the date first published, sent or given to the holders of Shares shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made, except that no representation is made by the Company with respect to information supplied by Parent or Sub in writing expressly for inclusion in the Schedule 14D-9. The Company, on the one hand, and each of Parent and Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that the Schedule 14D-9 shall be, or shall have become, false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the Commission and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Parent and its counsel with information with respect to any oral comments and with copies of any written comments the Company or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company shall use its commercially reasonable efforts to respond to such comments promptly and shall provide Parent and its counsel an opportunity to participate in the response of the Company to such comments, including by participating with the Company and its counsel in any discussions with the Commission or its staff.

                  (d) In connection with the Offer, the Company shall promptly furnish Sub with mailing labels, security position listings and any available listing or computer list containing, as of the most recent practicable date, the names and addresses of the record holders of Shares and shall furnish Sub with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Sub or its agents may reasonably request for the purpose of communicating the Offer to the holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Sub and its Affiliates and agents and advisors shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, shall deliver to the Company all copies of such information in its possession.

                  (e) The Company represents and warrants that it has been advised that each of its directors and executive officers intends to tender pursuant to the Offer all Shares owned of record and beneficially by him or her except to the extent such tender would violate applicable securities laws.

                  Section 2.3 COMPOSITION OF THE BOARD OF DIRECTORS. (a) Promptly following the Offer Completion Date, Sub shall be entitled to designate up to such number of directors ("PARENT DESIGNEES") on the Board of Directors of the Company, rounded up to the next whole number, as shall give Sub, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, representation on the Board of Directors of the Company equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (giving effect to the directors elected pursuant to this sentence) multiplied by a fraction, the numerator of which shall be the number of Shares beneficially owned by Sub and Parent and the denominator of which shall be the number of Shares then issued and outstanding, and the Company and its Board of Directors shall, subject to applicable duties under Maryland law, at such time, take any and all such action necessary to cause Parent Designees to be elected to the Board of Directors of the Company in such class of directors (if any) as shall ensure the longest possible term for such Parent Designees (including using commercially reasonable efforts to cause relevant directors to resign and/or increasing the number of directors on the Board of Directors of the Company (subject to the limitations set forth in the Company's Charter). The Company shall take all action required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to effect the election of such Parent Designees, including (i) mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder or (ii) including such information in the Schedule 14D-9 filed with the Commission and distributed to the stockholders of the Company, and the Company agrees to make such mailing so long as Sub shall have provided to the Company, on a timely basis, all information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder with respect to the Parent Designees. Parent and Sub shall promptly supply the Company and shall be solely responsible for any information with respect to either of them and their nominees, officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. At the Effective Time, the Company, if so requested, shall use its commercially reasonable efforts to cause Persons designated by Parent to constitute the same percentage of each committee of its Board of Directors, each Board of Directors of each Subsidiary (not including PHFL or PHFT) and each committee of each such Board of Directors (in each case to the extent of the Company's ability to elect such Persons).

                  (b) The provisions of Section 2.3(a) are in addition to, and shall not limit, any rights which Parent, Sub or any of their respective Affiliates may have as holders or beneficial owners of Shares as a matter of applicable law with respect to the election of directors or otherwise.

                  (c) Notwithstanding the provisions of this Section 2.3, the parties hereto shall use their respective commercially reasonable efforts to ensure that at least two (2) of the members of the Board of Directors shall, at all times prior to the Effective Time, be Persons who are directors of the Company on the date hereof (the "CONTINUING DIRECTORS"), PROVIDED that, if there shall be in office less than two (2) Continuing Directors, the Board of Directors, subject to their applicable duties under Maryland law may cause the Person designated by the remaining Continuing Director or Continuing Directors to fill such vacancy, and such Person shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office, subject to their applicable duties under Maryland law, shall designate two (2) Persons to fill such vacancies who will not be officers, employees or Affiliates of the Company or Parent, and such Persons shall be deemed to be Continuing Directors for all purposes of this Agreement. Following the election or appointment of the Parent Designees pursuant to this Section 2.3 and prior to the Effective Time, any amendment of this Agreement, the Company's Charter or the Company's amended and restated bylaws (the "BYLAWS"), any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent and Sub or waiver of any of the Company's rights or remedies hereunder, and any other consent or action by the Company hereunder, shall require the concurrence of a majority of the Continuing Directors.

                                  ARTICLE III

                                  THE MERGER

                  Section 3.1 THE MERGER. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company and Sub (i) will execute and file, as applicable, a certificate of merger (the "CERTIFICATE OF MERGER"), in such appropriate form as determined by the parties, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, (ii) will execute and file, as applicable, the articles of merger, in such appropriate form as determined by the parties, with the State Department of Assessments and Taxation of the State of Maryland in accordance with the relevant provisions of the MGCL (the "ARTICLES OF MERGER", together with the Certificate of Merger, the "CERTIFICATES OF MERGER"), (the date and time of such later filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificates of Merger) being the "EFFECTIVE TIME") and (iii) shall make all other filings or recordings and take all such other action required to effect the Merger under the MGCL and DGCL or otherwise as soon as practicable on or after the Closing Date.

                  (b) On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the MGCL and the DGCL, at the Effective Time, Sub shall be merged with and into the Company, and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Maryland (the "SURVIVING CORPORATION").

                  (c) From and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the MGCL and the DGCL.

                  Section 3.2 CONVERSION OF STOCK. At the Effective Time:

                  (a) Each share of Common Stock (and the associated Rights) issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock (and the associated Rights) which are held by any wholly-owned Subsidiary of the Company, or which are held, directly or indirectly, by Parent or any Subsidiary of Parent (including Sub), all of which shall cease to be outstanding and be canceled and none of which shall receive any payment with respect thereto) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of Sub, the Company or the holder thereof, forthwith cease to exist and be converted into and represent the right to receive an amount in cash, without interest, equal to the Offer Price (the "MERGER CONSIDERATION"); and

                  (b) Each share of common stock, par value $0.01 per share, of Sub, then issued and outstanding, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

                  Section 3.3 SURRENDER OF CERTIFICATES. (a) Prior to the Effective Time, Parent shall designate a bank or trust company located in the United States which shall be reasonably satisfactory to the Company to act as paying agent (the "PAYING AGENT") to receive funds in trust in order to make the payments contemplated by Section 3.2(a). As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore representing shares of Common Stock (and the associated Rights) (other than those which are held by any wholly-owned Subsidiary of the Company, or which are held directly or indirectly by Parent or any direct or indirect Subsidiary of Parent (including Sub)) a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock (and the associated Rights) (the "CERTIFICATES") in exchange for the Merger Consideration deliverable in respect thereof pursuant to this Article III. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items reasonably required by the Paying Agent or Parent and specified by the letter of transmittal, the Paying Agent shall promptly pay to the Person entitled thereto the product of the Merger Consideration and the number of shares of Common Stock (and the associated Rights) represented by such Certificates. Until so surrendered, each Certificate shall be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration deliverable in respect thereof to which such Person is entitled pursuant to this Article III. No interest shall be paid or accrued in respect of such cash payments.

                  (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, and that the Person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the reasonable satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III; PROVIDED that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such reasonable amount as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

                  Section 3.4 PAYMENT. Concurrently with or immediately prior to the Effective Time, Parent shall deposit or cause to be deposited in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock which are held by any wholly-owned Subsidiary of the Company or which are held directly or indirectly by Parent or any direct or indirect Subsidiary of Parent (including
Sub)) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "PAYMENT FUND"). The Payment Fund shall be invested by the Paying Agent as directed by Sub

(x) in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper of an issuer organized under the laws of a state of the United States rated of the highest quality by Moody's Investors Service, Inc., or Standard & Poor's Ratings Group, or certificates of deposit, bank repurchase agreements or bankers' acceptances of a United States commercial bank having at least $1,000,000,000 in assets (collectively, "PERMITTED INVESTMENTS"), or (y) in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Sub as and when requested by Sub. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 3.2(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose. Promptly following the date which is one hundred and eighty (180) days after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                  Section 3.5 NO FURTHER RIGHTS OF TRANSFERS. At and after the Effective Time, each holder of Common Stock (and the associated Rights) shall cease to have any rights as a stockholder of the Company, except as otherwise required by applicable law and except for, in the case of a holder of a Certificate (other than shares of Common Stock (and the associated Rights) to be canceled pursuant to Section 3.2(a) hereof), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration, and no transfer of shares of Common Stock (and the associated Rights) shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Time shall be canceled and exchanged for cash as provided in this Article III. At the close of business on the day of the Effective Time the stock ledger of the Company with respect to Common Stock (and the associated Rights) shall be closed.

                  Section 3.6 STOCK OPTION AND OTHER PLANS.

                  (a) Prior to the date which is two Business Days prior to the Initial Expiration Date, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall obtain all necessary consents and releases from all of the holders of all the outstanding stock options and other rights to purchase or acquire Common Stock (the "Options") heretofore granted under any stock option plan of the Company or otherwise (the "Stock Plans"), to
(i) provide for the cancellation, effective at the Effective Time, subject to the payment provided for in the next sentence being made, of all Options (ii) terminate, as of the Effective Time, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Affiliate thereof (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") and (iii) amend, as of the Effective Time, the provisions of any other Employee Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any such Affiliate, or any interest in respect of any capital stock of the Company or any such Affiliate, to provide no continuing rights to acquire, hold, transfer or grant any capital stock of the Company or any such Affiliate or any interest in the capital stock of the Company or any such Affiliate. Immediately prior to the Effective Time, each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of shares of Common Stock, but shall entitle each holder thereof, in cancellation and settlement therefor, to payments by the Company in cash (the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject to such Option, whether or not then vested or exercisable, and (y) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of Common Stock subject to such Option, each such Cash Payment to be paid to each holder of an outstanding Option. Upon receipt of the Cash Payment therefor, all of the holder's Options shall be deemed cancelled. The surrender of the Options to the Company in exchange for the Cash Payment shall be deemed a release of any and all rights the holder had or may have had in respect of all of the holder's Options.

                  (b) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall take all actions, such that each restricted stock award granted under the Stock Incentive Plans (the "AWARDS") shall become fully and immediately vested and transferable and the restrictions thereon shall lapse.

                  (c) Except as otherwise contemplated in this Section 3.6, any then outstanding stock appreciation rights or limited stock appreciation rights, and any other rights or interest in respect of the capital stock of the Company or any Affiliate issued by the Company or any Affiliate of the Company shall be canceled immediately prior to the Effective Time without any payment therefor. The Company shall take all steps to ensure that neither it nor any of its Affiliates is or shall be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its Affiliates, to own any capital stock of the Company or any of its Subsidiaries or to receive any payment in respect thereof. Notwithstanding any other provision of this Section 3.6 to the contrary, payment of the Cash Payment may be withheld with respect to any Option until necessary consents and releases are obtained.

                  Section 3.7 CHARTER OF THE SURVIVING CORPORATION. The Charter of the Company, as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Corporation until thereafter changed or amended as provided therein and in accordance with applicable law.

                  Section 3.8 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein and in accordance with applicable law.

                  Section 3.9 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Charter and Bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualify. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the Charter and Bylaws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualify.

                  Section 3.10 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "CLOSING") shall take place at 10:00 A.M. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, as soon as practicable, but in any event within three (3) Business Days after the last of the conditions set forth in Article VII hereof is satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, or at such other date, time or place as the parties hereto shall agree in writing. Such date is herein referred to as the "CLOSING DATE".

                  Section 3.11 WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from (i) the consideration otherwise payable pursuant to this Agreement to any holder of Common Stock (and, where applicable, any associated Rights) or (ii) any payment made pursuant to Section 3.6, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be (i) paid over to the applicable Governmental Entity in accordance with applicable law and (ii) treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Section 4. The Company hereby represents and warrants to Parent and Sub as follows; PROVIDED, HOWEVER, that in the case of any representation and warranty with respect to PHFL, such representation and warranty is made only to the extent of the knowledge of the Company:

                  Section 4.1 DUE INCORPORATION, GOOD STANDING AND CORPORATE POWER. Each of the Company and its Subsidiaries is a corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing under the laws of the jurisdiction of its incorporation (or, if not a corporation, organization) and each such Person has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has, prior to the date of this Agreement, made available to Parent complete and correct copies of the Company's Charter and the Company's Bylaws and the comparable governing documents of each of its Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement. Other than as set forth in Schedule
4.1 of the disclosure letter delivered by the Company to Parent and Sub upon or prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the respective Certificates of Incorporation and By-laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries.

                  Section 4.2 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. The Company has the requisite corporate power to execute and deliver this Agreement, to perform its obligations hereunder and (subject to the approval of the Merger by the stockholders of the Company if required by the DGCL or the MGCL) to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (other than, if required by the DGCL or the MGCL, the approval of the Merger by the stockholders of the Company and the filing of appropriate merger documents as required by the MGCL and the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  Section 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of (x) Fifty Million (50,000,000) shares of Common Stock and (y) Ten Million (10,000,000) shares of preferred stock, par value $1.00 per share, of which 300,000 shares are designated Series A junior participating preferred stock, 5,000,000 are designated Series B Preferred Stock and 260,000 shares are designated Series C Preferred Stock. At the close of business on the date hereof, (i) 12,354,553 shares of Common Stock were issued and outstanding,
(ii) no shares of Series A junior participating preferred stock were issued and outstanding, (iii) 300,000 shares of Series A junior participating preferred stock were reserved for issuance pursuant to the Rights Agreement, (iv) no shares of Common Stock were held by the Company in its treasury, (v) no shares of Series B Preferred Stock were issued and outstanding, (vi) 260,000 shares of Series C Preferred Stock were issued and outstanding, (vii) 260,000 shares of Common Stock were reserved for issuance upon conversion of the Series C Preferred Stock, (viii) 340,999 shares of Common Stock were subject to issuance upon exercise of outstanding options, and (ix) not more than 2,530 shares were shares of restricted stock all of which were awarded under the Stock Plan.
Schedule 4.3(a) of the Company Disclosure Letter sets forth (x) to the knowledge of the Company, the owners of more than 5% of the issued and outstanding shares of each class of capital stock of the Company and (y) the capital stock ownership of each of the directors and executive officers of the Company. All issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to, nor were issued in violation of, any preemptive rights. Except as set forth on Schedule 4.3(b) of the Company Disclosure Letter, there are no outstanding or authorized options, warrants, rights, subscriptions, agreements, proxies, obligations, convertible or exchangeable securities, or other commitments or claims of any character, contingent or otherwise, relating to shares of capital stock of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness which entitle the holders to vote (or convertible or exercisable for or exchangeable into securities which entitle the holders to vote) with the stockholders of the Company or any Subsidiary on any matter. Except as set forth on Schedule 4.3(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any Person (other than any Subsidiary of the Company). Except as set forth on Schedule 4.3(d) of the Company Disclosure Letter, all of the outstanding shares of capital stock of each of the Subsidiaries of the Company are owned, of record and beneficially, by the Company or one or more of its Subsidiaries free and clear of any liens, security interest, charge or encumbrance of any kind or nature (each, a "LIEN"). Except as set forth on Schedule 4.3(e) of the Company Disclosure Letter, there are no restrictions of any kind which prevent or restrict the payment of dividends by the Company or any of its Subsidiaries. Set forth on Schedule 4.3(f) of the Company Disclosure Letter is the aggregate amount of accrued and unpaid dividends due on the Series C Preferred Stock as of the date of this Agreement.

                  Section 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming
(i) the filings required under the Antitrust Laws are made and the applicable waiting periods thereunder have been terminated or have expired with respect to the transactions contemplated hereby as set forth on Schedule 4.4 of the Company Disclosure Letter, (ii) the requirements of the Exchange Act relating to the Proxy Statement, if any, and the Offer are met, (iii) the filing of the Certificates of Merger and other appropriate merger documents, if any, as required by the MGCL and the DGCL are made and (iv) approval of the Merger and this Agreement by the stockholders of the Company, if required by the DGCL and the MGCL, is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby shall not (w) violate or conflict with any provision of the Company's Charter or the Company's Bylaws or the comparable governing documents of any of its Subsidiaries, (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any Governmental Entity applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (y) except as set forth on
Schedule 4.4 of the Company Disclosure Letter, require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity or (z) except as set forth on Schedule 4.4 of the Company Disclosure Letter, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation, payment or acceleration or any right which

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becomes effective upon the occurrence of a merger, consolidation, or change of control under), result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit or any right which becomes effective upon the occurrence of a merger, consolidation or change of control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, contract, arrangement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, other than in the case of clauses (y) and (z), any such violation, breach, conflict, default, right of termination, cancellation, payment, acceleration, other right or failure to make any filing or obtaining any Permit, consent or approval of, or give notice to, any Governmental Entity that has not had, does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.5 COMPANY REPORTS AND FINANCIAL STATEMENTS. Since September 30, 1999, the Company (including any predecessor entity) and its Subsidiaries have filed all forms, reports, schedules, statements, registration statements and other documents with the Commission relating to periods commencing on or after such date required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder (such forms, reports, schedules, statements, registration statements and other documents being hereinafter referred to as the "COMMISSION FILINGS"), and, as of their respective dates, the Commission Filings complied, and will comply, in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all portions of any Commission Filings not publicly available. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Completed Commission Filings. Each of the consolidated financial statements of the Company and its consolidated Subsidiaries contained in the Commission Filings have been prepared in accordance with GAAP (except (i) as may be indicated therein or in the notes or schedules thereto and (ii) in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year end audit adjustment). The Company has heretofore provided Parent with true and correct copies of any amendments and/or modifications to any Commission Filings which have not yet been filed with the Commission but that are required to be filed with the Commission in accordance with applicable federal securities laws and the Commission rules and regulations promulgated thereunder.

                  Section 4.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Completed Commission Filings or otherwise set forth in Schedule 4.6 of the Company Disclosure Letter, since March 31, 2002, (i) there has been no Material Adverse Effect on the Company or, to the knowledge of the Company, any event, change, occurrence, effect, fact, violation or circumstance that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) the businesses of the Company and each of its Subsidiaries have been conducted only in the ordinary course consistent with past practice, (iii) neither the Company nor any of its Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice, (iv) neither the Company nor any of its Subsidiaries have increased the compensation of any officer or granted any general salary or benefits increase to their respective employees, other than in the ordinary course of business consistent with past practice, (v) neither the Company nor any of its Subsidiaries has taken any action referred to in Section 6.3 hereof except as permitted thereby, (vi) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any class of stock or any repurchase, redemption or other acquisition by the Company of any of its Subsidiaries of any stock or other securities of the Company or any of its Subsidiaries and (vii) there has been no change by the Company in accounting principles, practices, policies, procedures or methods (except insofar as may have been required by applicable law, GAAP or the Commission).

                  Section 4.7 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth in Schedule 4.7 of the Company Disclosure Letter, the Company and each of its Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of September 30, 2001, contained in the Commission Filings, except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of September 30, 2001, contained in the Commission Filings, which have been sold or otherwise disposed of in the ordinary course of business after such date, and except where the failure to have such good, valid and marketable title or valid leasehold interest has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since September 30, 2001, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business and except where the failure to have such good, valid and marketable title or valid leasehold interest has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, in each case subject to no Liens, except for (x) Liens reflected or reserved against in the Completed Commission Filings and (y) such Liens which have not had, do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.8 COMPLIANCE WITH LAWS. (a) Except as set forth on
Schedule 4.8 of the Company Disclosure Letter and except where the failure to so comply has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have complied and are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees and have not received notification of any asserted present or past failure to so comply. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which have not had, do not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (b) The Company and its Subsidiaries hold all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities (the "PERMITS") that are necessary for the operation of the business of the Company and/or its Subsidiaries as now conducted, and there has not occurred any default under any such Permit, except to the extent that any such failure to hold Permits and any such default has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.9 LITIGATION. Except as set forth in Schedule 4.9 of the Company Disclosure Letter and in the Completed Commission Filings, there is no action, suit, investigation, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any Governmental Entity, pending (in which service of process has been received by an officer or employee of the Company or one of its Subsidiaries), or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their respective properties or rights (a) which has had, has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (b) seeking to prevent or challenging the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.10 EMPLOYEE BENEFIT PLANS. (a) LIST OF PLANS. Set forth in Schedule 4.10(a) of the Company Disclosure Letter is an accurate and complete list of all (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" under Section 501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 4.10, any predecessors to the Company or to any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Company and/or any of its Subsidiaries as a single employer within the meaning of
Section 414 of the Code, since January 1, 1996 but excluding any such Subsidiaries and predecessors of Subsidiaries that are organized under the laws of the United Kingdom or Australia, which are addressed in Section 4.10(j) and 4.10(k), respectively ("EMPLOYEE BENEFIT PLANS").

                  (b) STATUS OF PLANS. Each Employee Benefit Plan (including any related trust) complies in form in all material respects with the requirements of all applicable laws, including, without limitation, ERISA, the Code, and foreign tax, labor, securities, data privacy, currency exchange control and other laws, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. No condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. To the knowledge of the Company, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

                  (c) NO PENSION PLANS. No Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), other than a "simple retirement account" (within the meaning of Section 408(p) of the Code).

                  (d) LIABILITIES. Except as set forth in Schedule 4.10(d) of the Company Disclosure Letter:


                  (i) Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the
         Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and neither the Company nor any of its Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

                  (ii) Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

                  (iii) Neither the Company nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and to the knowledge of the Company no condition or circumstance has existed that could give rise to any such liability.

                  (iv) There are no actions, suits, claims or disputes pending, or, to the best knowledge and belief of the Company, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                  (e) CONTRIBUTIONS. Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge and belief of the Company and its Subsidiaries no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (f) TRANSACTIONS. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the best knowledge and belief of the Company, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

                  (g) TRIGGERING EVENTS. Set forth in Schedule 4.10(g) attached hereto is an accurate and complete list of any payment, acceleration, vesting or increase in benefits to any employee, former employee, consultant, officer or director of the Company or any of its Subsidiaries (but not including any such payment, acceleration, vesting or increase in benefits attributable solely to any such individual's status as a security holder of the Company or PHFL) as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby.

                  (h) CLASSIFICATION. The Company and its Subsidiaries have classified all individuals who perform services for them correctly under each Employee Benefit Plan, ERISA, the Code and other applicable law as common law employees, independent contractors or leased employees.

                  (i) DOCUMENTS. The Company has delivered or caused to be delivered to the Parent and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the annual report on Internal Revenue Service Form 5500-series for each of the last three years for each Employee Benefit Plan required to file such form; (v) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vi) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

                  (j) U.K. PLANS. Subsections 4.10(a) through 4.10(i), Subsection 4.10(k) and Section 4.11 shall not apply to any continuing employees or former employees of Omega (UK) Limited, PHFL or Idun Health Care Limited or any of their Subsidiaries (the "UK COMPANIES"). The provisions of this subsection 4.10(j) shall apply instead to (aa) continuing employees and former employees directly employed by Omega (UK) Limited, PHFL and Idun Health Care Limited (and, in relation to (iv) below, any employee of any UK Company) and
(bb) employees of any UK Company of "regional manager" level or above (together the "UK EMPLOYEES"). In relation to each such UK Employee, Schedule 4.10(j) of the Company Disclosure Letter sets forth an accurate and complete listing of the following:

                  (i) any written service or employment agreement or (as appropriate) any standard form of particulars of employment applicable and issued to employees;

                  (ii) his name and date of commencement of employment (including any employment with a previous employer which counts as continuous employment for the purposes of any relevant UK employment legislation);

                  (iii) his rate of remuneration, bonus and commission, any other benefit of any kind to which he is entitled which is provided or made available to him, his period of notice, entitlement to holidays and holiday bonuses;

                  (iv) particulars of any collective agreement or policy affecting his terms of employment, including disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal; and

                  (v) any written agreement or arrangement with any consultant of any UK Company.

                  In addition to those UK Employees referred to above there are no additional employees of any UK Company in receipt of salary, fees or other benefits in excess of (pound)45,000 or whose employment or appointment cannot be terminated without giving more than three months' notice. In relation to any such employee the Disclosure Letter sets out those particulars required by Clauses (i) to (v) above.

                  Except as set forth in Schedule 4.10(j) of the Company Disclosure Letter or in the Completed Commission filings, the UK Companies are in substantial compliance with their legal obligations under English law in relation to each of the UK Employees. There is not at present any industrial action being taken by any UK Employees nor, to the knowledge of the Company, is any such industrial action threatened against any UK Company. There are no recognized trade unions covering any UK Employees. So far as the Company is aware, no UK Company is currently being investigated by the Equal Opportunities Commission, Commission for Racial Equality or Disability Research Commission in relation to any UK Employees. Except as set forth in Schedule 4.10(j) of the Company Disclosure Letter, there are no outstanding or, to the knowledge of the Company, threatened claims (including occupational health and safety claims) against any UK Company by any UK Employees. Except as set forth in Schedule 4.10(j) of the Company Disclosure Letter, there exists no employment, consulting, severance, indemnification arrangements or deferred compensation agreements between either UK Company and any UK Employee or any consultant, nor any agreement that would give any UK Employee or consultant the right to receive any payment from any UK Company as a result of the Offer or the Merger (but not including any such payment solely attributable to any such individual's status as a security holder of the Company or PHFL).

                  Set forth in Schedule 4.10(j) attached hereto is an accurate and complete list of any payment, acceleration, vesting or increase in benefits to any UK Employee owing solely as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby.

                  (k) AUSTRALIA PLANS. Subsections 4.10(a) through 4.10(j) and
Section 4.11 shall not apply to any continuing employees or former employees of PHFT or its Subsidiaries. The provisions of this subsection 4.10(k) shall apply instead to continuing employees and former employees directly employed by PHFT or Principal Healthcare Finance NZ Limited (together with PHFT, the "ANZ Interests") only. The information contained in Schedule 4.10(k) is accurate and not misleading. Except as set forth on Schedule 4.10(k): Since June 20, 1998, none of the ANZ Interests (x) has or has had any employees or consultants in Australia or New Zealand or (y) have made any contract, arrangement, understanding or representation pursuant to which one or more employees, consultants or agents will or may be entitled to any benefit (but not including any such benefit solely attributable to any such individual's status as a security holder of the Company or PHFL) if ownership (direct or indirect) of the Company changes; no claim has been made, nor has any ANZ Interest received notice of any potential Claim, by or on behalf of any past or present employee or consultant; there is no issue which may lead to industrial action by employees or any industrial organization of employees which may disrupt the business of the ANZ Interests; the ANZ Interests have complied with and continue to comply with all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti-discrimination, taxation, superannuation, workers compensation and industrial laws) or any award, enterprise agreement or other instrument made or approved under any law with respect to their past and present employees and consultants; there are no awards, enterprise agreements or other instruments made or approved under law which apply to employees of the ANZ Interests; there are no contracts, arrangements or understandings with consultants of any of the ANZ Interests; none of the ANZ Interests operate a bonus, profit share or employee incentive plan or scheme for its employees or officers.

                  Section 4.11 EMPLOYMENT RELATIONS AND AGREEMENTS. Except as set forth on Schedule 4.11(a) of the Company Disclosure Letter or in the Completed Commission Filings (i) each of the Company and its Subsidiaries is in substantial compliance with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours applicable to such Person, as the case may be, and has not and is not engaged in any unfair labor practice as determined by the National Labor Relations Board ("NLRB"), (ii) no material unfair labor practice charge or complaint against the Company or any of its Subsidiaries is pending before the NLRB or an equivalent tribunal under applicable foreign law, (iii) there is no labor strike, slowdown, stoppage or material dispute pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries, (v) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is or has been a party to a collective bargaining agreement, (vi) neither the Company nor any of its Subsidiaries is experiencing or has experienced any material labor difficulty during the last three years, (vii) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the knowledge of the Company, is threatened with respect to the Company's or its Subsidiaries' operations, (viii) neither the Company nor any of its Subsidiaries has any Equal Employment Opportunity Commission charges or other claims of employment discrimination pending or, to the Company's best knowledge, currently threatened against the Company or any such Subsidiary, (ix) no wage and hour department investigation has been made of the Company or any of its Subsidiaries, (x) neither the Company nor any of its Subsidiaries had any occupational health and safety claims against the Company or any such Subsidiary, (xi) the Company and each of its Subsidiaries is in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the "IMMIGRATION LAWS") and
(xii) there has been no "mass layoff" or "plant closing" by the Company as defined in the Federal Workers Adjustment Retraining and Notification Act ("WARN") or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety
(90) days prior to the Closing Date. The Company and its Subsidiaries are not and have never been, to the knowledge of the Company, the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor have they been, to the knowledge of the Company, warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the Company's knowledge, threatened.

                  Section 4.12 TAXES. Except as set forth on Schedule 4.12 of the Company Disclosure Letter and, with respect to Idun Health Care Limited and its Subsidiaries, from after October 29, 1999 only:

                  (a) TAX RETURNS. The Company and each of its Subsidiaries has timely filed or caused to be timely filed or shall timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes (as hereinafter defined) (the "RETURNS") that are required to be filed by, or with respect to, the Company and its Subsidiaries on or prior to the Offer Completion Date. The Returns reflect accurately and shall reflect accurately all liability for Taxes of the Company and each of its Subsidiaries for the periods covered thereby and all other information presented on such Returns is true, correct and complete in all material respects. "TAXES" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all United States federal, state, local, non-foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and shall include any liability for such amounts which may be incurred as a result either of being a member of a combined, consolidated, unitary or affiliated group, or of a contractual obligation to indemnify any Person or other entity.

                  (b) PAYMENT OF TAXES. All Taxes and Tax liabilities due by or with respect to the income, assets or operations of the Company and its Subsidiaries for all taxable years or periods that end on or prior to the Offer Completion Date and, with respect to any taxable year or period beginning on or prior to and ending after the Offer Completion Date, the portion of such taxable year or period ending on and including the Offer Completion Date ("PRE-CLOSING PERIOD"), have been timely paid or shall be timely paid in full on or prior to the Offer Completion Date or accrued and adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with GAAP.

                  (c) OTHER TAX MATTERS. (i) Neither the Company nor any of its Subsidiaries has been the subject of any audit or other examination of Taxes by the tax authorities of any nation, state or locality since 1998 and, to the knowledge of the Company and no such audit or other examination is contemplated or pending, nor has the Company or any of its Subsidiaries received any written notices from any taxing authority relating to any issue which could affect the Tax liability of the Company or any of its Subsidiaries.

                  (ii) Neither the Company nor any of its Subsidiaries, as of the Closing Date, (w) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, (x) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any Governmental Entity, (y) has granted any power-of-attorney related to Tax matters to any Person, or (z) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries.

                  (iii) No written claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Returns that the Company or any of its Subsidiaries is, or may be, subject to taxation by that jurisdiction.

                  (iv) All Taxes which the Company or any of its Subsidiaries is (or was) required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                  (v) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any Subsidiary, or any predecessor or Affiliate of any of them and any other party under which Parent, Sub, the Company or any of its Subsidiaries could be liable for any Taxes or other claims of any party.

                  (vi) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of
         Section 279 of the Code or bears interest that is otherwise nondeductible pursuant to Section 163 of the Code.

                  (vii) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it shall be required to take into account any adjustment pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

                  (viii) Neither the Company nor any of its Subsidiaries has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the five year period ending on the date hereof.

                  (ix) Except as provided in Schedule 4.12(c)(ix) of the Company Disclosure Letter, there is no individual who is providing services to the Company or any of its Subsidiaries to which both clause (A) and clause (B) apply: (A) as of the date hereof, the individual is entitled to compensation under one or more arrangements for which the Company or any Subsidiary would be entitled to an income tax deduction for all or a portion of the compensation paid to or for the benefit of such individual under U.S. Federal income tax in the absence of Code section 280G or Code section 162(m); and (B) the income tax deduction for payments described in clause (A) may be disallowed by reason of Code section 280G or Code section 162(m). Schedule 4.12(c)(ix) sets forth next to the name of each such individual, the amount (or a good faith estimate of such amount) of payment to each such individual that may be disallowed as an income tax deduction by reason of Code Section 280G or Code Section 162(m). Neither the Company nor any Subsidiary is subject to an obligation to provide a tax gross up payment to any individual by reason of the individual incurring excise tax liability under Code section 4999.

                  (x) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any Subsidiaries of the Company) provided for under the laws of any jurisdiction or any state or locality with respect to Taxes, for any taxable period for which the statute of limitations has not expired.

                  Section 4.13 LIABILITIES. Neither the Company nor any of its Subsidiaries has outstanding any claims, liabilities or indebtedness, contingent or otherwise, of any kind whatsoever (whether accrued, absolute, contingent or otherwise), except (i) as set forth in Section 4.13 of the Company Disclosure Letter, (ii) as set forth in the Completed Commission Filings, (iii) for liabilities incurred since the date of the most recent financial statements included in the Completed Commission Filings in the ordinary course of business consistent with past practice which would not be required to be reflected in or reserved against in financial statements prepared in accordance with GAAP, (iv) such other claims, liabilities or indebtedness which have not had, do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (v) such inter-company claims, liabilities or indebtedness existing among the Company, PHFT (but, with respect to PHFT, not excluding any such claims, liabilities or indebtedness between any Australian entity (as minority interest only) and the rest of the group), PHFL and their respective Subsidiaries.

                  Section 4.14 INTELLECTUAL PROPERTY. (a) Except as disclosed in
Schedule 4.14(a) of the Company Disclosure Letter and except where the failure to so own or have such right to use has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company or its Subsidiaries owns or has a valid and enforceable right to use, free and clear of all Liens, all Intellectual Property necessary or material to conduct the business of the Company and its Subsidiaries as presently conducted.

                  (b) Except as disclosed in Schedule 4.14(b) of the Company Disclosure Letter and except for such infringement, violation, misappropriation or misuse that has not had, does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the conduct of the Company's and its Subsidiaries' businesses or the use of the Intellectual Property does not infringe, violate, misappropriate or misuse any Intellectual Property rights or any other proprietary right of any Person or give rise to any obligations to any Person as a result of co-authorship.

                  Section 4.15 PROXY STATEMENT; OFFER DOCUMENTS AND SCHEDULE 14D-9. Neither the Schedule 14D-9 nor any of the information supplied or to be supplied by the Company in writing for inclusion in the Offer Documents will, at the times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the Commission or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event a Stockholders' Meeting is held, the Proxy Statement to be sent to the stockholders of the Company in connection with such Stockholders' Meeting will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied or to be supplied by Parent, Sub or any of their respective representatives in writing for inclusion in the foregoing documents. The
Schedule 14D-9 and the Proxy Statement, if applicable, will comply in all material respects with the requirements of the Exchange Act.

                  Section 4.16 BROKER'S OR FINDER'S FEE; EXPENSES. Other than UBS Warburg LLC, the fees and expenses of which shall not exceed the amount set forth on Schedule 4.16 of the Company Disclosure Letter, no agent, broker, Person or firm acting on behalf of the Company or any Subsidiary is, or shall be, entitled to any broker's, finder's or similar fee or commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto or from any Affiliate of any of the parties hereto. Notwithstanding the foregoing, the total amount of out of pocket costs, fees and expenses payable by the Company and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby (including fees and expenses payable to its accountants, legal, financial and other advisors and their respective representatives, including the fees and expenses of UBS Warburg) shall not exceed the amount set forth on Schedule 4.16 of the Company Disclosure Letter.

                  Section 4.17 CERTAIN CONTRACTS AND ARRANGEMENTS. (a) As of the date hereof, except as set forth on Schedule 4.17(a) of the Company Disclosure Letter and except for inter-company contracts, agreements, instruments or understandings existing among the Company, PHFT (but, with respect to PHFT, not excluding any such contracts, agreements, instruments or understandings between any Australian entity (as minority interest only) and the rest of the group), PHFL (but, with respect to each of PHFT and PHFL, not excluding any such contracts, agreements, instruments or understandings between a securitised entity, on the one hand, and a non-securitised entity on the other) and their respective Subsidiaries, neither the Company nor any of its Subsidiaries is a party to or bound by any contracts, agreements, instruments or understandings which have not expired or been terminated ("CONTRACTS") of the following nature (collectively, the "MATERIAL CONTRACTS"):

                  (i) Contracts (other than those filed as exhibits to the Completed Commission Filings) with any current or former employee, director or officer of the Company or any of its Subsidiaries;

                  (ii) Contracts other than contracts entered into in the ordinary course of business consistent with past practice (x) for the sale of any material amount of the assets of the Company or any of its Subsidiaries, or (y) for the grant to any Person of any preferential rights to purchase any material amount of its assets;

                  (iii) Contracts which restrict the Company or any of its Affiliates from competing in any line of business or with any Person in any geographical area in any material matter, or which restrict any other Person from competing with the Company or any of its Affiliates in any line of business or in any geographical area in any material matter;

                  (iv) Contracts which are material to the Company and which restrict the Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other Person (other than contracts entered into in the ordinary course of business consistent with past practice);

                  (v) Contracts entered into since March 31, 2002 and involving
         (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, involving aggregate consideration of $250,000 or more, or (ii) the purchase or sale of assets, or a series of related purchases or sales of assets, involving aggregate consideration of $250,000 or more;

                  (vi) Contracts with any Affiliate that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

                  (vii) Contracts which are material to the Company and contain a "change in control" or similar provision;

                  (viii) Contracts, including mortgages or other grants of security interests, guarantees and notes, relating to the borrowing of money in an aggregate amount in excess of $250,000; provided that those Contracts reflected in the consolidated financial statements of the Company and its Subsidiaries included in the Completed Commission Filings need not be disclosed on Schedule 4.17(a) of the Company Disclosure Letter;

                  (ix) Contracts constituting any material joint venture, partnership, strategic alliance or similar arrangement;

                  (x) Contracts existing on the date hereof involving revenues or payments in excess of $250,000 per year, other than contracts entered into in the ordinary course of business consistent with past practice; and

                  (xi) Contracts of the type described under Item 601(b)(10) of Regulation S-K under the Securities Act.

                  (b) Each Material Contract is in full force and effect and is a valid and binding obligation of the Company or the Subsidiary party thereto or bound thereby and, to the knowledge of the Company, each other party thereto. Except as set forth on Schedule 4.17(b) of the Company Disclosure Letter and except as has not had, does not have, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is in breach or default under any Material Contract nor, to the knowledge of the Company, is any other party to any Material Contract in breach or default thereunder.

                  Section 4.18 ENVIRONMENTAL LAWS AND REGULATIONS. (a) Except as set forth on Schedule 4.18 of the Company Disclosure Letter and as except as have not had, do not have, and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) Hazardous Materials have not at any time during the Company's direct or indirect ownership (by fee or leasehold interest) or operation of the Company Property, and to the knowledge of the Company, at any other time, been generated, used, treated or stored, transported to or from, or Released or disposed of, on any Company Property except in compliance with applicable Environmental Laws, (ii) the Company and each of its Subsidiaries are in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property, (iii) there are no pending or, to the knowledge of the Company, any threatened Environmental Claims against the Company or any of its Subsidiaries or any Company Property, (iv) to the knowledge of the Company, there are no facts or circumstances, conditions or occurrences regarding any Company Property that would reasonably be anticipated (x) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Company Property for which the Company or any of its Subsidiaries could reasonably be expected to be liable, or (y) to cause such Company Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law and (v) to the knowledge of the Company, there are no underground storage tanks located on any Company Property.

                  (b) For purposes of this Agreement, the following terms shall have the following meanings: (i) "COMPANY PROPERTY" means any real property and improvements at any time owned, leased or operated by the Company or any of its Subsidiaries, (ii) "HAZARDOUS MATERIALS" means (x) any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, (y) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law, and (z) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity, (iii) "ENVIRONMENTAL LAW" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code or rule of common law in effect and in each case, as amended, as of the date hereof and Closing Date, and any judicial interpretation thereof or order applicable to the Company or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the indoor or outdoor environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; Occupational Safety and Health Act, 29 U.S.C. 651 ET SEQ.; Oil Pollution Act of 1990, 33 U.S.C.
Section 2701 ET SEQ.; and the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ., and their state and local counterparts and equivalents, (iv) "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause (iv), "CLAIMS"), including, without limitation,
(x) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous
Materials or arising from alleged injury or threat of injury to health, safety or the indoor or outdoor environment and (v) "RELEASE" or "RELEASED" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying or seeping into or upon any land or water or air, or otherwise entering into the indoor or outdoor environment.

                  Section 4.19 STATE TAKEOVER STATUTES; APPRAISAL RIGHTS. (a) The Board of Directors of the Company has approved the Offer, the Merger, the Stockholders Agreements and this Agreement, and such approval is sufficient to render the restrictions contained in Section 3-603 of the MGCL and Section 6.7 of the Company's Articles of Amendment and Restatement inapplicable to the Offer, the Merger, the Stockholders Agreements, this Agreement and the other transactions contemplated therein and herein. Except for Section 3-603 of the MGCL and Section 6.7 of the Company's Articles of Amendment and Restatement (which have been rendered inapplicable), no other takeover statute or similar statute or regulation of any state is applicable to the Offer, the Merger, the Stockholders Agreements or this Agreement (including all of the transactions contemplated thereby and hereby).

                  (b) The stockholders of the Company are not and shall not be entitled to dissenter, appraisal or similar rights pursuant to Section 3-202 of the MGCL or otherwise, with respect to the Merger or the other transactions contemplated thereby (other than if Parent or Sub shall have taken or failed to take any action which would entitle the stockholders of the Company to such rights).

                  Section 4.20 VOTING REQUIREMENTS. In the event that Section 253 of the DGCL or Section 3-106 of the MGCL is unavailable to effectuate the Merger, the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock (with each share of Common Stock having one
(1) vote), entitled to be cast in approving the Merger, is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated by this Agreement.

                  Section 4.21 RIGHTS AGREEMENT. The Company and the Board of Directors of the Company have taken all necessary action to amend the Rights Agreement (without redeeming the Rights), and shall maintain in effect all necessary action (i) to render the Rights Agreement inapplicable with respect to the Offer, the Merger, the Stockholders Agreements, this Agreement and the other transactions contemplated thereby and hereby and (ii) to ensure that (x) neither Parent nor Sub nor any of their "Affiliates" (as such term is defined in the Rights Agreement) or "Associates" (as such term is defined in the Rights Agreement) is considered to be an "Acquiring Person" (as such term is defined in the Rights Agreement) and (y) the provisions of the Rights Agreement, including the occurrence of a "Distribution Date" (as such term is defined in the Rights Agreement), are not and shall not be triggered by reason of the announcement or consummation of the Offer, the Merger, the Stockholders Agreements, this Agreement or the consummation of any of the other transactions contemplated thereby or hereby. The Company has delivered to Parent a complete and correct copy of the Rights Agreement, as amended, and the Rights Agreement has not been further modified or amended.

                  Section 4.22 OPINION OF FINANCIAL ADVISOR. The Special Committee and the Board of Directors of the Company have received the opinion of UBS Warburg LLC, a complete and correct signed copy of which has been, or promptly upon receipt thereof shall be, delivered to Parent solely for informational purposes, to the effect that, as of the date of this Agreement, the cash consideration to be received in the Offer and the Merger by the holders of Common Stock, other than Parent, Sub and their respective affiliates, is fair from a financial point of view to such holders, subject to the qualifications and assumptions contained therein.

                  Section 4.23 INSURANCE. The Company has delivered to Parent and Sub, prior to the date of this Agreement, copies of all insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured, additional insured, or loss payee, including, without limitation, those which pertain to the Company's or any of its Subsidiaries' assets, employees or operations. All such insurance policies are in full force and effect, are valid and enforceable, and all premiums due thereunder have been paid. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or modification in coverage amounts of any such insurance policies.


                  Section 4.24 STOCK OPTIONS.The Board of Directors of the Company (or, if appropriate, any committee thereof) has obtained all necessary consents and releases from all of the holders of Options heretofore granted under any Stock Plans not entitled to payment pursuant to Section 3.6 hereof to provide for the cancellation of all Options held by such holders, effective at the Effective Time.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Section 5. Each of Parent and Sub hereby represents and warrants to the Company as follows:

                  Section 5.1 DUE ORGANIZATION, GOOD STANDING AND CORPORATE POWER. Parent is a private limited company duly organized and validly existing under the laws of England and Wales. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has made available to the Company complete and correct copies of the organizational documents of Sub, which are in full force and effect as of the date hereof.

                  Section 5.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by each of them of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Sub. No other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby (other than the filing of the appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming that this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that such enforcement may be limited by applicable

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bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

                  Section 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming
(i) the filings required under the Antitrust Laws as set forth on Schedule 4.4 of the Company Disclosure Letter are made and the applicable waiting periods thereunder have been terminated or have expired, (ii) the requirements of the Exchange Act relating to the Proxy Statement, if any, and the Offer are met,
(iii) the filing of the Certificates of Merger and other appropriate merger documents, if any, as required by the MGCL or the DGCL, are made, and (iv) approval of the Merger and this Agreement by the stockholders of the Company, if required by the MGCL or the DGCL, is received, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby shall not (w) violate or conflict with any provision of the Articles of Association of Parent or the Certificate of Incorporation or By-Laws of Sub, (x) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any Governmental Entity applicable to Parent or Sub or by which either of their respective properties or assets may be bound, (y) require any filing with, consent or approval of, Permit from, or the giving of any notice to, any Governmental Entity or (z) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change of control under), result in the creation of any Lien upon any of the properties or assets of the Parent or Sub under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit or any right which becomes effective upon the occurrence of a merger, consolidation or change of control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, Permit, agreement, contract, arrangement, lease or other instrument or obligation to which Parent or Sub or any of their Subsidiaries is a party, or by which any such Person or any of its properties or assets may be bound, other than in the case of clauses (y) and (z), any such violation, breach, conflict, default, right of termination, cancellation, payment, acceleration, other right or failure to make any filing or obtaining any Permit, consent or approval of, or give notice to, any Governmental Entity that has not had, does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Sub.

                  Section 5.4 OFFER DOCUMENTS, SCHEDULE 14D-9 AND PROXY STATEMENT. The Offer Documents will not, at the time the Offer Documents are filed with the Commission or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Parent and Sub in writing for inclusion in the Proxy Statement (if any) and the Schedule 14D-9 (or any amendment or supplement thereto) will, on the date mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to any information supplied or to be supplied by the Company in writing for inclusion in

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any of the foregoing documents or the Offer Documents. The Offer Documents will comply in all material respects with the requirements of the Exchange Act.

                  Section 5.5 SUB'S OPERATIONS. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

                  Section 5.6 FUNDS. Parent has entered into a Senior Credit Agreement dated July 31, 2002 between Parent and Four Seasons Healthcare Holdings PLC, as original borrowers, the initial Guarantors as defined therein, Barclays Bank PLC as mandated lead arranger, facility agent and security agent, and the Lenders (as defined therein) (the "LOAN AGREEMENT"), a true and complete copy of which has been delivered to the Company, providing for, subject to certain conditions set forth therein, all funds necessary to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, the Loan Agreement provided to Company is in full force and effect and has not been amended in any material respect.

                  Section 5.7 PHFL OFFER. Parent has delivered to the Company draft copies of the PHFL Offer Document, as well as such documents, undertakings and contracts as may be necessary to reflect the terms and conditions of the PHFL Offer and the PHFL Offer Condition (collectively, the "PHFL DOCUMENTS"). Upon commencement of the PHFL Offer, the PHFL Documents provided to the Company shall be in full force and effect and shall not have been amended in any material respect. As of the date hereof, Parent has received executed instruments irrevocably tendering, subject to the terms and conditions set forth therein, shares and warrants of PHFL pursuant to the PHFL Offer (the "IRREVOCABLE INSTRUMENTS") from shareholders representing 90% or more of the outstanding ordinary shares of PHFL (other than the ordinary shares of PHFL owned by the Company), on a diluted basis.

                  Section 5.8 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and Sub, for which fee or commission the Company or any Subsidiary of the Company may be liable.

                  Section 5.9 LITIGATION. There is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent and Sub, nor is there any order outstanding against Parent or Sub which would reasonably be expected to, individually or in the aggregate, (A) cause any of the transactions contemplated by this Agreement to be rescinded following their consummation, including the Offer or the Merger, or (B) materially impair or delay the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation by them of any of the transactions contemplated thereby.

                                   ARTICLE VI

                       TRANSACTIONS PRIOR TO CLOSING DATE

                  Section 6.1 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. During the period commencing on the date hereof and ending on the earlier of (i) the Closing Date and

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(ii) the date on which this Agreement is terminated pursuant to Section 8.1 hereof, the Company shall and shall cause each of its Subsidiaries to, upon reasonable notice, afford Parent and Sub and their respective employees, counsel, accountants, consultants and other authorized representatives, access during normal business hours to the officers, directors, employees, accountants, properties (but not for the purpose of any physical testing), books and records in the possession or control of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries; PROVIDED, HOWEVER, that such investigation shall not affect the representations and warranties made by the Company in this Agreement. The Company shall furnish promptly to Parent and Sub
(x) a copy of each form, report, schedule, statement, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of United States federal or state securities laws and (y) all other information concerning its or its Subsidiaries' business, properties and personnel as Parent and Sub may request. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent and Sub shall from time to time reasonably request.

                  Section 6.2 CONFIDENTIALITY. Except as contemplated by this Agreement, information obtained by Parent, Sub and their respective counsel, accountants, consultants and other authorized representatives pursuant to
Section 6.1 shall be subject to the Heads of Agreement between Parent and PHFL dated April 8, 2002 (the "HEADS OF AGREEMENT") and to the provisions of the Confidentiality Agreement between the Company and Parent dated January 7, 2002 (the "CONFIDENTIALITY AGREEMENT", together with the Heads of Agreement, the "CONFIDENTIALITY AGREEMENTS").

                  Section 6.3 CONDUCT OF THE BUSINESS OF THE COMPANY PENDING THE CLOSING DATE. The Company agrees that, except as expressly permitted or required by this Agreement or otherwise consented to in writing by Parent, during the period commencing on the date hereof and ending at the earlier of (x) such time as nominees of Parent shall comprise a majority of the members of the Board of Directors of the Company and (y) termination of this Agreement pursuant to
Section 8.1:

                  (a) The Company shall, and shall cause each of its Subsidiaries to conduct their respective operations only according to their ordinary and usual course of business consistent with past practice and shall use their commercially reasonable efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients, customers and others having significant business relationships with them;

                  (b) The Company shall not, and shall cause each of its Subsidiaries not to, consent to any action by the Company or any of its Subsidiaries with respect to any of the following, except as set forth in Schedule 6.3 of the Company Disclosure Letter:

                           (i) make any change in or amendment to its Charter or
                  its Bylaws (or comparable governing documents);

                           (ii) issue or sell, or authorize to issue or sell,
                  any shares of its capital stock or any other securities, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, except for the possible issuance by the Company of shares of Common Stock pursuant to the terms of any vested Options or pursuant to the terms of the Company's Series C Preferred Stock;

                           (iii) sell, pledge or dispose of or agree to sell,
                  pledge or dispose of any stock or other equity interest owned by it in any other Person;

                           (iv) declare, pay or set aside any dividend or other
                  distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities (it being acknowledged that dividends may continue to accrue under the current terms of the Company's Series C Preferred Stock);

                           (v) enter into any contract or commitment with
                  respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $250,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by the Company and its Subsidiaries in excess of, $250,000, in the aggregate;

                           (vi) acquire, by merging or consolidating with, by
                  purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any Person, or otherwise acquire any assets of any Person (other than the purchase of assets in the ordinary course of business and consistent with past practice);

                           (vii) except to the extent required under existing
                  employee and director benefit plans, agreements or arrangements in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, or grant any severance or termination pay not currently required to be paid under existing severance plans, or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                           (viii) transfer, lease, license, guarantee, sell,
                  mortgage, pledge, dispose of, subject to any Lien or otherwise encumber any material assets, or incur or modify any indebtedness or other material liability, other than in the ordinary course of business consistent with past practice, or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person or make any loan or other extension of credit (other than to a wholly-owned Subsidiary);

                           (ix) agree to the settlement of or waive any material
                  claim or litigation;

                           (x) make or rescind any material tax election;

                           (xi) except to the extent permitted by Section 6.11
                  or required by law or by any listing agreement with a national securities exchange or automated quotation system to which the Company is a party, issue any press release or otherwise make any public announcements without prior consultation and review by, and consent (which consent shall not be unreasonably withheld) of, Parent;

                           (xii) except as required by applicable law or GAAP,
                  make any material change in its method of accounting;

                           (xiii) adopt or enter into a plan of complete or
                  partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or any agreement relating to an Acquisition Proposal, except as expressly permitted in Section 6.6;

                           (xiv) (I) incur, assume or prepay any indebtedness
                  for borrowed money or guarantee any such indebtedness of another Person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company, or (II) make any loans, extensions of credit or advances to any other Person, other than to the Company, or to any direct or indirect wholly-owned Subsidiary of the Company, except, in the case of clause (I), for borrowings under existing credit facilities described in the Completed Commission Filings in the ordinary course of business consistent with past practice for working capital purposes and in the case of clause (II) for loans, extensions of credit or advances constituting trade payables in the ordinary course of business;

                           (xv) accelerate the payment, right to payment or
                  vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

                           (xvi) pay, discharge or satisfy any claims,
                  liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (I) of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice or (II) of claims, liabilities or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) contained in the Completed Commission Filings;

                           (xvii) enter into any Material Contract;

                           (xviii) other than as disclosed in the Completed
                  Commission Filings, plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries, PROVIDED, HOWEVER, that routine employee terminations for cause shall not be considered subject to this clause (xviii);

                           (xix) (I) take any action, engage in any transaction
                  or enter into any agreement which would be reasonably likely to cause (A) any of the representations or warranties set forth in Article IV that are subject to, or qualified by, a "Material Adverse Effect" or other materiality qualification to be untrue as of the Effective Time, or any such representations and warranties that are not so qualified to be untrue in any manner which has, or would reasonably be expected to have, a Material Adverse Effect on the Company, or
                  (B) any of the Tender Offer Conditions not being satisfied; or
                  (II) purchase or acquire, or offer to purchase or acquire, any shares of Common Stock of the Company;

                           (xx) take any action, including, without limitation,
                  the adoption of any shareholder-rights plan or amendments to the Company Charter or the Company Bylaws (or comparable governing documents), which would, directly or indirectly, restrict or impair the ability of Parent to vote or otherwise to exercise the rights and receive the benefits of a stockholder with respect to securities of the Company that may be acquired or controlled by Parent or Sub, or which would permit any stockholder to acquire securities of the Company on a basis not available to Parent or Sub in the event that Parent or Sub were to acquire any shares of Common Stock;

                           (xxi) materially modify, amend or terminate any
                  Material Contract or waive any of its material rights or claims except in the ordinary course of business consistent with past practice;

                           (xxii) (I) prepare any Return in a manner which is
                  materially inconsistent with the past practices of the Company or a Subsidiary, as the case may be, with respect to the treatment of items on such Returns; (II) incur any material liability for Taxes other than in the ordinary course of business; (III) enter into any settlement or closing agreement with a taxing authority that materially affects or may materially affect the Tax liability of the Company or a Subsidiary, as the case may be, for any period ending after the Closing Date;

                           (xxiii) fail to use its commercially reasonable
                  efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

                           (xxiv) breach any provision of the Standstill
                  Agreement dated the date hereof between the Company, Principal Healthcare Investments (Guernsey) Limited and Barclays Bank PLC as Facility Agent;

                           (xxv) exercise the warrants with respect to PHFL held
                  by the Company or its Subsidiaries; or

                           (xxvi) agree, in writing or otherwise, to take any of
                  the foregoing actions.

                  The Company agrees to promptly provide notice to Parent and Sub in the event that it becomes aware that either PHFL or PHFT has undertaken any activity that would violate this Section 6.3(b) as if the provisions of this Section were applicable to them.

                  (c) The Company shall, at any time on or following the Offer Completion Date and upon the request of Parent and Sub, assume the obligations of Parent set forth in the Preferred Stockholder Agreement and purchase the Preferred Shares pursuant to the Preferred Stockholder Agreement.

                  Section 6.4 COMPANY STOCKHOLDERS' MEETING; PREPARATION OF PROXY STATEMENT; SHORT FORM MERGER. (a) Promptly following the purchase of Shares pursuant to the Offer and, if applicable, the Subsequent Offer Period, if required by law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with the Company Charter and the Company Bylaws and applicable law, duly call, convene and hold a meeting of the stockholders of the Company (the "STOCKHOLDERS' MEETING") for the purpose of voting upon the Merger, this Agreement and the transactions contemplated hereby, and the Company agrees that the Merger, pursuant to this Agreement and the transactions contemplated hereby shall be submitted at such meeting. The Company shall take all commercially reasonable action necessary to solicit from its stockholders proxies, and shall use commercially reasonable efforts to take all other action necessary and advisable to secure the vote of stockholders required by applicable law and by the Company Charter or the Company Bylaws to obtain their approval of the Merger, this Agreement and the transactions contemplated hereby. Subject to the terms of this Agreement, the Board of Directors of the Company shall recommend that the holders of Common Stock vote in favor of the approval of this Agreement, the Merger, and the transactions contemplated hereby at the Stockholders' Meeting, and the Company agrees that it shall include in the Proxy Statement such recommendation of its Board of Directors that the stockholders of the Company approve this Agreement. For purposes of Articles VIII and IX of this Agreement, failure by one or more of the Parent Designees to vote in favor of or otherwise effect the covenants set forth in this Section 6.4 shall not constitute a breach of any such covenant by the Company and shall constitute a breach of this Agreement by Parent. Parent shall cause all shares of Common Stock of the Company owned by Parent and its direct and indirect Subsidiaries (including Sub) to be voted in favor of the Merger, this Agreement and the transactions contemplated hereby.

                  (b) If stockholder approval of the Merger is required by law, as promptly as practicable following Parent's request, the Company shall promptly prepare and file with the Commission a preliminary proxy statement or information statement (together with any amendment or supplement thereto, the "PROXY STATEMENT") and shall promptly use its commercially reasonable efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information regarding the Company that is required in the definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Sub shall furnish to the Company for inclusion in the Proxy Statement the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. Promptly after the expiration or termination of the Offer, if required by the MGCL or the DGCL in order to consummate the Merger, the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company shall not use any proxy material in connection with the meeting of its stockholders without Parent's prior approval which approval shall not be unreasonably withheld.

                  (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Parent or any other subsidiary of Parent shall own at least 90% of the outstanding shares of Common Stock pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with
Section 3-106 of the MGCL and Section 253 of the DGCL, including providing notice, as promptly as practicable, of the Merger to each stockholder of record of the Company.

                  Section 6.5 COMMERCIALLY REASONABLE EFFORTS; PARENT AND SUB AGREEMENTS. (a) Subject to the terms and conditions provided herein, each of the Company, Parent and Sub shall, and the Company shall cause each of its Subsidiaries to, cooperate and use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, (i) the Offer, (ii) the Merger and the other transactions contemplated hereby (including the satisfaction of the PHFL Offer Condition), including the satisfaction of the respective conditions set forth in Article VII, (iii) the sale of all or substantially all of the assets or equity interests in both (x) Principal Healthcare Finance Unit Trust No.1 and Principal Healthcare Finance Unit Trust No.2 and (y) Omega (Australia) Pty Limited directly or indirectly owned by the Company on terms reasonably satisfactory to Parent and with net proceeds of such sale of not less than the amount set forth in Section 6.5 of the Company Disclosure Letter (it being understood by the parties that the consummation of any such sale is not a condition to the consummation of the Offer and that "net proceeds" shall mean proceeds net of all costs, fees and Taxes associated with such sale, including without limitation, all costs, fees and Taxes associated with the distribution of the proceeds of such sale to the Company), and (iv) to make, or cause to be made, all filings necessary, proper or advisable under applicable laws, other than Antitrust Laws (other than required by Section 6.8), and regulations to consummate and make effective the transactions contemplated by this Agreement, including their commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger; PROVIDED, HOWEVER, that no loan agreement or contract for borrowed money shall be repaid, in whole or in part, except as currently required by its terms, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent and Sub.

                  (b) Without limiting the scope of paragraph (a) above, the Company, in its capacity as a stockholder, hereby agrees that during the period commencing on the date hereof and continuing until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to Section 8.1 hereof (the "VOTING PERIOD"), the Company shall use its commercially reasonable efforts to cause its Subsidiaries to take or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with Parent, Sub and the Company in doing all things necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable, the Offer and the Merger and the other transactions contemplated (including the satisfaction of the PHFL Offer Condition). Without limiting the scope of the preceding sentence, during the Voting Period, at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of PHFL, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of PHFL, the Company shall vote (or cause to be voted) the shares of PHFL owned by the Company (x) in favor of the PHFL Offer and the approval of the terms of the PHFL Offer and each of the other transactions contemplated by the PHFL Offer and any actions required in furtherance thereof, (y) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of PHFL, or any of its Subsidiaries under the PHFL Offer and (z) except as otherwise agreed to in writing in advance by Parent, against any action involving PHFL or any of its Subsidiaries that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the PHFL Offer and the transactions contemplated by the PHFL Offer. The Company hereby agrees that it shall not, and shall cause its Affiliates not to, enter into any agreement, letter of intent, agreement in principle or understanding with any Person that violates or conflicts with, or could reasonably be expected to violate or conflict with, the provisions and agreements contained in the PHFL Offer.

                  (c) Parent and Sub hereby covenant and agree that, without the prior written consent of the Company, neither Parent nor Sub shall (i) amend or alter, or consent to any amendment or alteration of, the Loan Agreement or the PHFL Documents in any manner that materially delays or impacts the ability of Parent or Sub to consummate the Offer, the PHFL Offer, the Merger and the other transactions contemplated by this Agreement or (ii) provide or consent to any amendment, waiver or release of any Irrevocable Instruments.

                  Section 6.6 NO SOLICITATION OF OTHER OFFERS. (a) The Company shall, and shall take all actions reasonably necessary to cause its Affiliates and each of its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents immediately to, cease any discussions or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. The Company shall not take, and shall not authorize or permit its Affiliates and its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents, to take, any action (i) to encourage, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal (including, without limitation, by taking any action that would make the Rights Agreement inapplicable to an Acquisition Proposal), (ii) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, or to agree to approve or endorse any Acquisition Proposal or enter into any agreement, arrangement or understanding that would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement,
(iii) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or Sub) in connection with any Acquisition Proposal, (iv) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (v) to grant any waiver or release under any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives regarding or in connection with an Acquisition Proposal; PROVIDED, HOWEVER, that the Company, in response to an unsolicited Acquisition Proposal that did not result from a breach of this
Section 6.6(a) and otherwise in compliance with its obligations under Section 6.6(c) hereof, may (x) request clarifications from, or furnish information to (but not enter into substantive discussions with), any Person (other than Parent or Sub) which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with terms that are customary and are not more favorable to such Person than the terms of the Confidentiality Agreement (as in effect on the date hereof), (B) such action is taken solely for the purpose of obtaining information necessary to ascertain whether such Acquisition Proposal is a Superior Proposal, and (C) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel to the Company, that it is necessary to take such actions in order to comply with the duties of the Board of Directors of the Company under applicable law or (y) participate in substantive discussions with, request clarifications from, or furnish information to, any Person (other than Parent or Sub) which makes such unsolicited Acquisition Proposal if (A) such action is taken subject to a confidentiality agreement with terms that are customary and are not more favorable to such third party than the terms of the Confidentiality Agreement (as in effect on the date hereof), (B) the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisor, that such Acquisition Proposal is a Superior Proposal and (C) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel to the Company, that it is necessary to take such actions in order to comply with the duties of the Board of Directors under applicable law. Without limiting the foregoing, Parent, Sub and the Company agree that any violation of the restrictions set forth in this Section 6.6(a) by any Affiliate, officer, director, employee, representative, consultant, investment banker, attorney, accountant or other agent, which Person has been informed by the Company, or otherwise made aware or had knowledge, of its obligations hereunder, of the Company or any of its Affiliates, whether or not such Person is purporting to act on behalf of the Company or any of its Affiliates, shall constitute a breach by the Company of this Section 6.6(a); PROVIDED, however that if the Company is aware that any other agent is in violation of the restrictions contained in this
Section 6.6(a), the Company shall be in breach of this Section 6.6(a) if such agent does not refrain from such action. The Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives including, but not limited to, where necessary obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Parent or Sub, the approval, adoption or, as the case may be, recommendation of the Offer, the Merger, this Agreement or the Stockholders Agreements, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) cause the Company to accept any Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each an "ACQUISITION AGREEMENT") related to any Acquisition Proposal or (iv) resolve to do any of the foregoing; PROVIDED that the Board of Directors of the Company may recommend to its stockholders an Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of the Offer or the Merger if (w) the Company has complied with its obligations under Section 6.6(a) and 6.6(c), (x) the Board of Directors of the Company determines in good faith that the Acquisition Proposal is a Superior Proposal, (y) the Board of Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel to the Company that it is necessary to take such actions in order to comply with the duties of the Board of Directors under applicable law and all the conditions to the Company's right to terminate this Agreement in accordance with Section 8.1(c)(i) have been satisfied (including the expiration of the three (3) Business Day period described therein and the payment of all amounts required pursuant to Section 9.1) and (z) simultaneously with such withdrawal, modification or recommendation, this Agreement is terminated in accordance with
Section 8.1(c)(i). Nothing in this Section 6.6 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to an Acquisition Proposal by a third party to the extent required under Rule 14e-2 of the Exchange Act.

                  "ACQUISITION PROPOSAL" shall mean (i) any inquiry, proposal or offer (including, without limitation, any proposal to stockholders of the Company) from any Person or group relating to any direct or indirect acquisition or purchase of ten percent (10%) or more of the consolidated assets of the Company and its Subsidiaries or ten percent (10%) or more of the Common Stock of the Company or any class of equity securities of the Company's Subsidiaries,
(ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning ten percent (10%) or more of the Common Stock of the Company or any class of equity securities of the Company's Subsidiaries,
(iii) any transaction with an unaffiliated third party involving the transaction specified in clauses (i) or (ii) pursuant to a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby; PROVIDED, HOWEVER, that "Acquisition Proposal" shall specifically exclude any inquiry, proposal or offer from any Person or group relating to any direct or indirect acquisition or purchase of the equity interests of PHFT owned by the Company; and PROVIDED, FURTHER, that any transaction permitted to be, or not otherwise prohibited from being, undertaken by the Company or its Subsidiaries pursuant to the provisions of Section 6.3 of this Agreement shall not be an Acquisition Proposal.

                  "SUPERIOR PROPOSAL" shall mean a bona fide binding written offer not solicited by or on behalf of the Company made by a third party to acquire all of the Common Stock, other than those shares beneficially held by such third party, pursuant to a tender offer or a merger or to acquire all or substantially all of the assets of the Company (i) on terms which the Board of Directors of the Company determines in good faith, after consultation with an independent nationally recognized investment bank, to have a higher value than the consideration to be received by the stockholders of the Company (in their capacity as such) than the transactions contemplated hereby (to the extent the transactions contemplated hereby are proposed to be modified by Parent in accordance with Section 8.1(c)(i)), (ii) which is not conditioned on any financing and (iii) which is reasonably capable of being consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of such proposal and the identity of the Person making such proposal).

                  (c) In addition to the obligations of the Company set forth in
Section 6.6(a), as promptly as possible (but in any event not later than twenty-four (24) hours) after the receipt or occurrence thereof, the Company shall advise Parent of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall, within one (1) day of the receipt thereof, promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. The Company shall keep Parent fully informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Parent fully informed as to the material details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Acquisition Proposal, inquiry or proposal, and shall provide to Parent within one (1) day of receipt thereof all written materials received by the Company with respect thereto. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal which was not previously provided to Parent.

                  (d) The Company shall immediately request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such Person by or on behalf of the Company, and the Company shall use its commercially reasonable efforts to have such information returned.

                  Section 6.7 NOTIFICATION OF CERTAIN MATTERS. Parent and the Company shall promptly notify each other of the occurrence or non-occurrence of any fact or event which has caused or could reasonably be expected to cause (i) any representation or warranty made by it (including, in the case of Parent, Sub) in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) any covenant, condition or agreement under this Agreement not to be complied with or satisfied by it (including, in the case of Parent, Sub) in any material respect; PROVIDED, HOWEVER, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company, Parent and Sub shall give prompt notice to the other parties hereof of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                  Section 6.8 ANTITRUST LAWS. (a) Each party hereto shall (i) take promptly all actions necessary to make the filings required of it or any of its Affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, (ii) comply at the earliest practicable date with any formal or informal request for additional information or documentary material received by it or any of its Affiliates from any Antitrust Authority and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

                  (b) Each party hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, "commercially reasonable efforts" shall include:

                  (i) in the case of each of Parent and the Company:

                           (A) if applicable, filing with the appropriate
                  Antitrust Authorities in the United States no later than the fifth (5th) day following the date hereof a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement; and

                           (B) if Parent or the Company receives a formal
                  request for additional information or documentary material from an Antitrust Authority, substantially complying with such formal request within sixty (60) days following the date of its receipt thereof or such; and

                  (ii) in the case of the Company only, subject to Parent's compliance with clause (i) above, not frustrating or impeding Parent's strategy or negotiating positions with any Antitrust Authority.

                  (c) Each party hereto shall promptly inform the other parties of any material communication made to, or received by such party from, any Antitrust Authority or any other Governmental Entity regarding any of the transactions contemplated hereby.

                  Section 6.9 DIRECTORS' AND OFFICERS' INSURANCE. (a) The Charter and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Charter and Bylaws as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors or officers of the Company, unless such modification is required by law.

                  (b) Parent and Sub agree that all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors and officers of the Company and its Subsidiaries provided for in the Company's Charter or the Company's Bylaws, as well as indemnification agreements set forth in Schedule 6.9(b) of the Company Disclosure Letter (the "INDEMNIFICATION AGREEMENTS"), as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect in accordance with their terms until the earlier of (i) the termination of the rights to indemnification under the Indemnification Agreements or (ii) six (6) years from the Effective Time.

                  (c) For a period of six (6) years from the Effective Time, the Surviving Corporation shall either (i) maintain in effect the Company's current directors' and officers' liability insurance (on its current terms) covering those Persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent)(the "INDEMNIFIED PARTIES"); PROVIDED, HOWEVER, that in no event shall Parent be required to expend in any one year an amount in excess of one hundred and twenty percent (120%) of the annual premiums currently paid by the Company for such insurance which the Company represents to be $383,049 for the twelve month period ending on July 5, 2003; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that the Surviving Corporation may substitute for such Company policies other policies with at least the same coverage containing terms and conditions which are no less advantageous, and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (ii) cause the Parent's, directors' and officers' liability insurance then in effect to cover the Indemnified Parties with respect to those matters covered by the Company's directors' and officers' liability insurance policy so long as the terms thereof are not materially less advantageous to the intended beneficiaries thereof than the Company's current directors' and officers' liability insurance covering the Indemnified Parties.

                  (d) This Section 6.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.9.

                  (e) To the maximum extent permitted by law, all rights of indemnification for the benefit of any Indemnified Party set forth in the Company's Bylaws and the Indemnification Agreements shall be mandatory rather than permissive.

                  Section 6.10 RIGHTS AGREEMENT. Other than in connection with the transactions contemplated hereby or concurrently with the termination of this Agreement, the Company shall not (i) redeem the Rights, (ii) amend (other than to delay the "Distribution Date" (as such term is defined in the Rights Agreement) or to render the Rights inapplicable to the Offer and the Merger) or terminate the Rights Agreement prior to the Effective Time, unless required to do so by a court of competent jurisdiction or (iii) take any action which would allow any "Person" (as such term is defined in the Rights Agreement) other than Parent or Sub to be the "Beneficial Owner" (as such term is defined in the Rights Agreement) of 10% or more of the Common Stock without causing a "Distribution Date" (as such term is defined in the Rights Agreement) or a "Stock Acquisition Date" (as such term is defined in the Rights Agreement) to occur.

                  Section 6.11 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of such release or statement, or without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or by any listing agreement with a national securities exchange or automated quotation system to which Parent or any Affiliate of Parent or, as the case may be, the Company is a party, if it has used all commercially reasonable efforts to consult with the other party and to obtain such party's consent, but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the transactions contemplated by this Agreement no later than (i) the close of business in the United States, Eastern time, on the day this Agreement is signed, if such signing occurs any time the National Association of Securities Dealers Automated Quotation System ("NASDAQ") is open for trading or (ii) prior to the next opening of trading on NASDAQ following the date on which this Agreement is signed, if such signing does not occur during a Business Day.

                  Section 6.12 EMPLOYEE ARRANGEMENTS. (a) At the Offer Completion Date, and provided that Parent has received on or before the Offer Completion Date resignation letters in the agreed form obligating the senior executive officers signatory thereto whose names are set forth in Schedule 6.12(a) of the Company Disclosure Letter (other than Ronald Elder) to resign from the Company effective two months following the Offer Completion Date, Company shall pay or cause to be paid (and Parent shall cause the Company to pay or cause to be paid), to the Company's and its Subsidiaries' senior executive officers, such change of control payment and bonus as are due under the respective senior officer's change of control agreement or employment contract, which amounts due are set forth opposite such senior officer's name in Schedule 6.12(a) of the Company Disclosure Letter.

                  (b) Company shall pay or cause to be paid (and Parent shall cause the Company to pay or cause to be paid), if and when due, to the Company's employees whose names are set forth in Schedule 6.12(b) of the Company Disclosure Letter, such change of control payments as are contractually due under the respective employee's change of control agreement or employment contract, in each case which amounts due are set forth opposite such employee's name in Schedule 6.12(b) of the Company Disclosure Letter.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  Section 7.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver (subject to applicable law), at or prior to the Effective Time, of each of the following conditions:

                  (a) APPROVAL OF COMPANY'S STOCKHOLDERS. To the extent required by applicable law, the Merger, this Agreement and the transaction contemplated hereby shall have been approved by holders of a majority of the shares of Common Stock entitled to vote thereon (voting as one class, with each share of Common Stock having one (1) vote) in accordance with applicable law, the Company's Charter and the Company's Bylaws;

                  (b) INJUNCTION. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any federal, state or foreign court or by any federal, state or foreign Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;

                  (c) STATUTES. No federal, state or non-United States statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits, restrains, restricts or enjoins the consummation of the Merger or has the effect of making the Merger illegal;

                  (d) ANTITRUST LAWS. The waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act or any other Antitrust Laws, if any, shall have expired or been terminated, and all required permits or approvals under Applicable Antitrust Laws shall have been obtained; and

                  (e) CONSUMMATION OF THE OFFER. Sub shall have accepted for payment and paid for all Shares validly tendered (and not withdrawn) in the Offer or the Subsequent Offer Period.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

                  Section 8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

                  (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

                  (b) by either Parent, on the one hand, or the Company, on the other hand, if:

                           (i) any court of competent jurisdiction or any
                  Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or shares of Common Stock (including the associated Rights) pursuant to the Merger, and such order, decree or ruling or other action shall have become final and nonappealable; (PROVIDED that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose material failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in such order, decree ruling or action); or

                           (ii) the purchase of Shares pursuant to the Offer
                  shall not have occurred within seventy-five (75) days after commencement of the Offer (the "TERMINATION DATE"), unless the purchase of Shares pursuant to the Offer shall not have occurred because of a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the party seeking to terminate this Agreement;

                  (c) by the Company at any time prior to the purchase of Shares pursuant to the Offer, if:

                           (i) a Superior Proposal is received and the Board of
                  Directors of the Company determines in good faith, after consultation with outside nationally recognized legal counsel to the Company, that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to comply with the duties of the Board of Directors under applicable law; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this
                  Section 8.1(c)(i) unless the Company has complied with its obligations under Section 6.6 and until (x) three (3) Business Days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors and during such three (3) Business Day period the Company has fully cooperated with Parent including, without limitation, informing Parent of the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected,
                  (y) at the end of such three (3) Business Day period the Acquisition Proposal continues to constitute a Superior Proposal, and the Board of Directors of the Company, after consultation with outside nationally recognized legal counsel to the Company, continues to believe in good faith that it is necessary to terminate this Agreement and enter into an agreement to effect the Superior Proposal in order to comply with the duties of the Board of Directors under applicable law and (z) (A) prior to or simultaneously with such termination, Parent has received all fees and expense reimbursements set forth in Section 9.1 hereof by wire transfer in same day funds and (B) simultaneously or substantially simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal;

                           (ii) (x) there shall be a breach of any
                  representation or warranty of Parent or Sub in this Agreement, other than any such breach which, individually and in the aggregate, have not had, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, or
                  (y) there shall be a material breach by Parent or Sub of any of their respective covenants or agreements contained in this Agreement, which breach, in the case of any of clauses (x) or
                  (y), either is not reasonably capable of being cured, or if it is reasonably capable of being cured, has not been cured by the earlier of (A) ten (10) days after the giving of notice to Parent of such breach and (B) one (1) Business Day prior to the expiration of the Offer, PROVIDED that the Company may not terminate this Agreement pursuant to this Section 8.1(c)(ii) if the Company is in material breach of this Agreement; or

                           (iii) (x) Parent or Sub shall have failed to commence
                  the Offer in accordance with the first sentence of Section 2.1(a) or (y) the Offer has expired without Sub purchasing any Shares pursuant thereto, unless such failure or expiration shall have been caused by the failure of the conditions set forth in clauses (e), (f), (g) or (h) of Annex A to be satisfied; or

                  (d) by Parent at any time prior to the initial purchase of Shares pursuant to the Offer (the "OFFER COMPLETION DATE"), if:


                           (i) the Offer is terminated or expires in accordance
                  with its terms without Sub having purchased any Shares thereunder due to a failure to satisfy any one or more of the conditions set forth on Annex A hereto, unless any such failure shall have been caused by or resulted from the failure of Parent or Sub to perform in any material respect any covenant or agreement of either of them contained in this Agreement or from the material breach by Parent or Sub of any representation or warranty of either of them contained in this Agreement;

                           (ii) (x) there shall be a breach of any
                  representation or warranty of the Company in this Agreement that is qualified as to Material Adverse Effect, (y) there shall be a breach of any representation or warranty of the Company in this Agreement that is not so qualified, other than any such breach which, individually and in the aggregate, have not had, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company or (z) there shall be a material breach by the Company of any of its covenants or agreements contained in this Agreement, which breach, in the case of any of clauses (x), (y) or (z), either is not reasonably capable of being cured or, if it is reasonably capable of being cured, has not been cured by the earlier of (A) ten (10) days after giving written notice to the Company of such breach and (B) one (1) business day prior to the expiration of the Offer, PROVIDED that Parent may not terminate this Agreement pursuant to this Section 8.1(d)(ii) if Parent or Sub is in material breach of this Agreement; or

                           (iii) (x) the Company shall have (A) withdrawn,
                  modified or amended, or proposed to withdraw, modify or amend, in a manner adverse to Parent or Sub, the approval, adoption or recommendation, as the case may be, of the Offer, the Merger, this Agreement or the Stockholders Agreements, (B) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal or (C) announced a neutral position with respect to any Acquisition Proposal, and not rejected such Acquisition Proposal within seven (7) Business Days of the announcement of such neutral position or (y) the Company's Board of Directors or any committee thereof shall have resolved to take any of the actions set forth in the foregoing.

                 Section 8.2 EFFECT OF TERMINATION. (a) In the event of the termination of this Agreement pursuant to Section 8.1 by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 6.2 and Article IX and this Section 8.2 shall survive any termination of this Agreement. Nothing in this Section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.


                  (b) Notwithstanding anything to the contrary in this Agreement, Parent and Sub expressly acknowledge and agree that, with respect to any termination of this Agreement pursuant to Section 8.1, other than an intentional breach of this Agreement by the Company, pursuant to which Parent and Sub elect to terminate this Agreement in accordance with Section 8.1(d)(ii), in circumstances where amounts are payable in accordance with Section 9.1, the payment of such amounts shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent and Sub would otherwise be entitled to assert against the Company or any of its assets, or against any of its directors, officers, employees or stockholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Parent and Sub; PROVIDED that, in the event of an unintentional breach of the representations and warranties made by the Company in this Agreement pursuant to which Parent and Sub elect to terminate this Agreement in accordance with Section 8.1(d)(ii), the Company shall not be required to pay any amounts pursuant to Section 9.1 of the Agreement in excess of two million five hundred thousand dollars ($2,500,000.00). The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any termination of this Agreement pursuant to Section 8.1, other than an intentional breach pursuant to which Parent and Sub elect to terminate this Agreement in accordance with Section 8.1(d)(ii), in circumstances where the amounts are payable in accordance with Section 9.1(b) or (c), the right to payment under any of such subsections of Section 8.1 (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section; and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 FEES AND EXPENSES. (a) Except as provided in paragraph (b) below, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) If this Agreement is terminated:

                  (i) at a time when Parent is entitled to terminate this Agreement in accordance with (x) Section 8.1(d)(i), solely due to any of (A) the Minimum Condition and/or (B) the condition set forth in clause (h) of Annex A, not having been met at the time of such termination or (y) Section 8.1(d)(ii)(z) or Section 8.1(d)(iii) and both (I) an Acquisition Proposal is announced after the date hereof and prior to or on the date of such termination and (II), in each case, within twelve (12) months of such termination, the Company enters into an Acquisition Agreement with respect to any Acquisition Proposal which had been made prior to the date of such termination or any Acquisition Proposal is consummated within twelve (12) months of such termination; or

                  (ii) by the Company in accordance with Section 8.1(c)(i); or

                  (iii) [Intentionally Omitted]

                  (iv) at a time when Parent is entitled to terminate this Agreement in accordance with Section 8.1(b)(ii), or by the Company in accordance with Section 8.1(c)(iii)(y), unless such termination shall have been caused by the failure of the Antitrust Condition, the PHFL Offer Condition or the conditions set forth in clauses (a), (b), (c),
         (d) or (i) of Annex A to be satisfied, and both (I) an Acquisition Proposal is announced after the date hereof and prior to or on the date of such termination and (II) within twelve (12) months of such termination, the Company enters into an Acquisition Agreement with respect to any Acquisition Proposal which had been made prior to the date of such termination or any Acquisition Proposal is consummated within twelve (12) months of such termination;

then the Company shall pay to Parent in immediately available funds an amount equal to two million five hundred thousand dollars ($2,500,000.00).

                  (c) If this Agreement is terminated by Parent pursuant to
Section 8.1(d)(ii), then the Company shall reimburse Parent, or such party or parties as directed by Parent, in immediately available funds, for the out-of-pocket expenses of Parent and Sub (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to the Offer, this Agreement, the Stockholders Agreements, the transactions contemplated hereby and thereby and any related financing.

                  (d) The payments required to be made in the preceding paragraphs shall be paid as follows: (A) in the case of clauses (b)(ii) or (c), simultaneously with such termination; (B) in the case of clauses (b)(i) and clause (b)(iv), on the day the Company enters into the Acquisition Agreement or consummates the Acquisition Proposal.

                  (e) For purposes of this SECTION 9.1, an "Acquisition Proposal" with respect to any Acquisition Proposal made after the termination of this Agreement, shall have the meaning assigned to such term in SECTION 6.6, except that the reference to "10 percent" in clause (i) of such definition shall be deemed to be a reference to "30 percent" and the reference to "Subsidiaries" shall be deemed to be a reference to PHFL only.

                  (f) In the event this Agreement is terminated under circumstances in which (i) a fee is not payable (and may not become payable) by the Company to Parent pursuant to Section 9.1(b) hereof or (ii) out-of-pocket expenses of Parent and Sub are not payable by the Company pursuant to Section 9.1(c) hereof, Parent shall reimburse the Company for its expenses, upon such termination, in an amount equal to two hundred and fifty thousand dollars ($250,000).

                  Section 9.2 REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Company, on the one hand, and each of Parent and Sub, on the other hand, con-tained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, (i) in the case of representations and warranties made by the Company, the acceptance for payment of any Shares pursuant to the Offer or (ii) in the case of representations and warranties made by Parent and Sub, the Closing, and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

                  Section 9.3 EXTENSION; WAIVER. Subject to Section 2.3, at any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to Section 9.7, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 9.4 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, sent by overnight courier (providing proof of delivery) or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

                  (a)    if to the Company, to it at:

                         Omega Worldwide, Inc.
                         1905 Pauline Blvd.
                         Suite 1
                         Ann Arbor, Michigan 48103
                         Attn: President

                         with a copy (which shall not constitute notice) to:

                         Mayer, Brown, Rowe & Maw
                         190 South LaSalle Street
                         Chicago, IL  60603-3441
                         Fax:  312-701-7711
                         Attention:  Edward J. Schneidman, Esq.

                         and

                         Ballard Spahr Andrews & Ingersoll, LLP
                         300 East Lombard Street, Suite 1900
                         Baltimore, Maryland  21202-3268
                         Fax:  410-528-5650
                         Attention:  James J. Hanks, Jr., Esq.

                  (b)    if to either Parent or Sub, to it at:

                         Four Seasons Health Care Limited
                         Emerson Court, Alderley Road
                         Wilmslow, Cheshire  SK9 1NX
                         Fax:  011-44-1625-417801
                         Attention:  Graeme Willis

                         with a copy (which shall not constitute notice) to:

                         White & Case LLP
                         1155 Avenue of the Americas
                         New York, New York  10036
                         Attention:  Timothy B. Goodell, Esq.
                         Fax:  212-354-8113

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third (3rd) Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof.

                  Section 9.5 ENTIRE AGREEMENT. This Agreement, the Stockholders Agreements and the Option Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement.

                  Section 9.6 BINDING EFFECT; BENEFIT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, with respect to the provisions of Section 6.9 and 6.12, shall inure to the benefit of the Persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, except that Sub may assign and transfer its right and obligations hereunder (i) to any of its Affiliates or (ii) for the purpose of securing any financing of the transactions contemplated hereby; PROVIDED, each of Parent and Sub continues to be liable for the performance of all of their respective obligations and payments to be made by Parent and Sub and such assignees hereunder to the extent that such assignees do not timely perform such obligations in all respects. Except as provided in the first sentence of this
Section 9.6, nothing in this Agreement, expressed or implied, is intended to confer on any Person (including, without limitation, any current or former employees of the Company), other than the parties hereto, any rights or remedies.

                  Section 9.7 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action authorized by the respective Boards of Directors of Parent, Sub and the Company or, in the case of Parent or Sub, by the respective officers authorized by their respective Board of Directors, PROVIDED, HOWEVER, that after any such stockholder approval, no such amendment, modification or supplement shall be made which (i) would alter the amount or change the form of the Merger Consideration to be delivered to the Company's stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company's stockholders or (ii) by law requires further approval by such stockholders without such further approval.

                  Section 9.8 FURTHER ACTIONS. Each of the parties hereto agrees that, subject to its legal obligations, it shall use its commercially reasonable efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

                  Section 9.9 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  Section 9.11 APPLICABLE LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF, EXCEPT THAT THE MGCL SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE STOCKHOLDERS' MEETING, IF ANY, AND THE MERGER. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.4, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND

SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

                  Section 9.12 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

                  Section 9.13 SPECIFIC ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 9.14 WAIVER OF JURY TRIAL. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

                                    * * * * *

                  IN WITNESS WHEREOF, each of Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                          OMEGA WORLDWIDE, INC.


                                          By /s/ John Storey
                                             ----------------------------
                                             Name:  John Storey
                                             Title: Vice President and Secretary


                                          DELTA I ACQUISITION, INC.


                                          By /s/ Paul Guilbert
                                             ----------------------------
                                             Name: Paul Guilbert
                                             Title: Director


                                          FOUR SEASONS HEALTH CARE LIMITED


                                          By /s/ Hamilton Anstead
                                             -----------------------------
                                             Name: Hamilton Anstead
                                             Title: Director

                                                                         ANNEX A


                  The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex A is annexed and "Purchaser" shall be deemed to refer to Sub.

                  Notwithstanding any other provision of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares promptly after termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer and may postpone the acceptance for payment of, or, subject to the restrictions referred to above, the payment for, any tendered Shares, if (i) there shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, when added to the Shares, if any, previously acquired by Purchaser, represents at least a majority of all issued and outstanding Shares, on a fully diluted basis ("ON A FULLY-DILUTED BASIS" meaning, at any time, the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to warrants or options or other obligations outstanding at such time under employee stock or similar benefit plans or otherwise, whether or not vested or then exercisable, but excluding the effect of the Rights), on the date of purchase (the "MINIMUM CONDITION"), (ii) required permits, approvals or waiting periods under applicable Antitrust Laws shall not have expired or been obtained or waived (the "Antitrust Condition"), (iii) the PHFL Offer shall not have become or been declared unconditional in all respects (the "PHFL OFFER CONDITION"), PROVIDED that the PHFL Offer Condition shall be deemed satisfied in the event all the conditions necessary for the consummation of the PHFL Offer have been met, other than the occurrence of the Offer Completion Date or Purchaser becoming obligated to accept for payment shares tendered pursuant to the Offer. In addition to and not limiting the foregoing, notwithstanding any other provision of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act, to pay for any Shares tendered pursuant to the Offer and may elect not to commence the Offer, may terminate, subject to the terms of this Agreement, or amend the Offer and may postpone the acceptance for payment of or, subject to the restrictions referred to above, the payment for, any tendered Shares if, at any time on or after the date of the Merger Agreement and at or before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment, or paid for, pursuant to the Offer), any of the following shall exist:

                        (a) there shall have been any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity which (i) prohibits, restrains, limits or makes illegal the acceptance for payment, payment for or purchase of Common Stock or the consummation of the Offer, the Merger or the other material transactions contemplated by this Agreement or the Offer Documents; (ii) renders Sub unable to accept for payment, pay for or purchase some or all of the Common Stock tendered and not withdrawn pursuant to the Offer, or (iii) imposes material limitations on the ability of Sub to effectively exercise full rights of ownership of the Common Stock to be acquired in the Offer, including the right to vote such Common Stock, or the assets or business of the Company and its Subsidiaries;

                                                                         Annex A
                                                                          Page 2

                        (b) there shall have been threatened in writing, instituted or pending any action or proceeding by any Governmental Entity, domestic or foreign, before any court of competent jurisdiction or Governmental Entity, (i) challenging or seeking to, or which could reasonably be expected to make, illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly the Offer or the Merger or seeking to obtain material damages,
         (ii) seeking to prohibit or materially limit the ownership or operation by Parent or Purchaser of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or to compel Parent or Purchaser to dispose of or hold separately all or any material portion of the business or assets of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, or seeking to impose any limitation on the ability of Parent or Purchaser to conduct its business or own such assets, (iii) seeking to impose limitations on the ability of Parent or Purchaser effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote any shares of Common Stock acquired or owned by Purchaser or Parent on all matters properly presented to the Company's stockholders, (iv) seeking to require divestiture by Parent or Purchaser of any shares of Common Stock, (v) seeking any material diminution in the benefits expected to be derived by Parent or Purchaser as a result of the transactions contemplated by the Offer or the Merger or (vi) otherwise directly or indirectly relating to the Offer or the Merger and which could reasonably be expected to have a Material Adverse Effect on the Company or on Parent;

                          (c) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued and applicable to or deemed applicable to (i) Parent, Purchaser, the Company or any Subsidiary of the Company or (ii) the Offer or the Merger, by any Governmental Entity other than the routine application of the waiting period provisions of the HSR Act and any other Antitrust Law to the Offer or to the Merger, that could reasonably be expected to result directly or indirectly in any of the consequences referred to in paragraph (a) above;

                        (d) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, Australia or the United Kingdom, (ii) any material limitation (whether or not mandatory) by any United States Federal or United States state or a United Kingdom or Australian Governmental Entity on the extension of credit by banks or other lending institutions, or (iii) in the case of any of the foregoing existing at the time of the commencement of the Offer, an acceleration or worsening thereof;

                          (e) (i) any representation or warranty of the Company contained in the Agreement that is qualified as to Material Adverse Effect shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be true and correct only as of such other specified date) and (ii) any representation or warranty of the Company contained in the Agreement that is not qualified as to Material Adverse Effect shall not be true and correct (except where the failure of any such representations or warranties referred to in this clause (ii) to

                                                                         Annex A
                                                                          Page 3

         be so true and correct individually and in the aggregate has not had, does not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company) as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be true and correct only as of such other specified date);

                          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by the Company under the Merger Agreement;

                          (g) the Board of Directors of the Company or any committee thereof shall (i) have withdrawn, modified or amended, or proposed to withdraw, modify or amend, in a manner adverse to Parent or Purchaser, the approval, adoption or recommendation, as the case may be, of the Offer, the Merger, the Merger Agreement or the Stockholders Agreements, (ii) shall have approved or recommended, or proposed to approve or recommend, any Acquisition Proposal, (iii) shall have announced a neutral position with respect to any Acquisition Proposal and not rejected such Acquisition Proposal within three (3) Business Days of the announcement of such neutral position or (iv) shall have resolved to do any of the foregoing;

                          (h) there shall have occurred any event, change, occurrence, effect, fact, violation or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on the Company;

                          (i) any representation or warranty by the holder of the Preferred Shares contained in the Preferred Stockholder Agreement shall not be true and correct in any material respect as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which, by their terms, address matters only as of another specified date, which shall be true and correct only as of such other specified date) or the holder of Preferred Shares shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the holder of Preferred Shares to be performed or complied with by such stockholder under the Preferred Stockholder Agreement; or

                          (j) the Merger Agreement shall have been terminated in accordance with its terms.

which, in the sole judgment of Purchaser, in any such case and regardless of the circumstances (including any action or inaction by Parent or Purchaser) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of, or payment for, Shares.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent or Purchaser, or may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in their respective sole discretion; PROVIDED that all conditions

                                                                         Annex A
                                                                          Page 4

         to the Offer must have been satisfied or waived prior to the expiration date of the Offer, other than any conditions dependent upon receipt of required governmental approvals which have not yet been obtained, in which case the Purchaser may postpone the obligation to pay for the Shares purchased in the Offer until receipt of the required governmental regulatory approvals. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.